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                                                                    EXHIBIT 99.1


                               PURCHASE AGREEMENT

                                   DATED AS OF

                                  MAY 24, 2002

                                     BETWEEN

                                EATON CORPORATION

                                       AND

                             DRS TECHNOLOGIES, INC.

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                                TABLE OF CONTENTS

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ARTICLE 1     DEFINITIONS.................................................................................1
  1.1         DEFINITIONS.................................................................................1

ARTICLE 2     SALE AND PURCHASE OF ASSETS.................................................................1
  2.1         TRANSFERRED ASSETS..........................................................................1
  2.2         EXCLUDED ASSETS.............................................................................3
  2.3         NON-TRANSFERABILITY OF CERTAIN ASSETS.......................................................4
  2.4         CERTAIN EXCLUDED PROPRIETARY RIGHTS.........................................................5

ARTICLE 3     LIABILITIES.................................................................................5
  3.1         ASSUMPTION OF LIABILITIES...................................................................5
  3.2         RETAINED LIABILITIES........................................................................6
  3.3         SHARED LIABILITIES..........................................................................7

ARTICLE 4     PURCHASE PRICE..............................................................................7
  4.1         PURCHASE PRICE..............................................................................7
  4.2         PAYMENT AT CLOSING..........................................................................8
  4.3         ADJUSTMENT TO THE PURCHASE PRICE............................................................8
  4.4         ALLOCATION OF THE PURCHASE PRICE...........................................................10

ARTICLE 5     REPRESENTATIONS AND WARRANTIES OF THE SELLER...............................................11
  5.1         ORGANIZATION AND EXISTENCE OF SELLER.......................................................11
  5.2         CORPORATE AUTHORITY........................................................................11
  5.3         FINANCIAL STATEMENTS.......................................................................12
  5.4         ACCOUNTS RECEIVABLE........................................................................12
  5.5         INVENTORY..................................................................................12
  5.6         REAL PROPERTY..............................................................................12
  5.7         TITLE TO PERSONAL PROPERTY.................................................................13
  5.8         CONDITION AND SUFFICIENCY OF TRANSFERRED ASSETS............................................13
  5.9         CONTRACTS..................................................................................13
  5.10        PROPRIETARY RIGHTS.........................................................................15
  5.11        TAX MATTERS................................................................................16
  5.12        ENVIRONMENTAL MATTERS......................................................................16
  5.13        NO BREACH OF CONTRACT, NO VIOLATIONS OF LAW, NO PRIOR APPROVAL.............................17
  5.14        LITIGATION.................................................................................18
  5.15        FINDERS, BROKERS AND INVESTMENT BANKERS....................................................18
  5.16        NO MATERIAL ADVERSE CHANGE.................................................................18
  5.17        GOVERNMENTAL PERMITS AND LICENSES; COMPLIANCE WITH LAWS....................................19
  5.18        EMPLOYEES; LABOR RELATIONS.................................................................20
  5.19        EMPLOYEE BENEFITS..........................................................................20
  5.20        LIABILITIES................................................................................22
  5.21        EMPLOYEE SAFETY............................................................................22
  5.22        CUSTOMER ASSETS; LOCATION OF ASSETS........................................................22
  5.23        GOVERNMENT CONTRACTS.......................................................................22
  5.24        GOVERNMENT FURNISHED EQUIPMENT.............................................................23
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  5.25        DISCLAIMER; CROSS REFERENCES...............................................................24

ARTICLE 6     REPRESENTATIONS AND WARRANTIES OF THE BUYER................................................24
  6.1         ORGANIZATION, EXISTENCE AND STANDING OF THE BUYER..........................................24
  6.2         CORPORATE AUTHORITY........................................................................24
  6.3         NO BREACH OF CONTRACT, NO VIOLATIONS OF LAW, NO PRIOR APPROVAL.............................25
  6.4         LITIGATION.................................................................................25
  6.5         FINDERS, BROKERS AND INVESTMENT BANKERS....................................................25
  6.6         FINANCING..................................................................................25
  6.7         NONRELIANCE................................................................................25
  6.8         DISCLAIMER.................................................................................26

ARTICLE 7     COVENANTS OF THE SELLER....................................................................26
  7.1         CONDUCT OF BUSINESS TO CLOSING DATE........................................................26
  7.2         ACCESS BY THE BUYER TO PROPERTIES AND RECORDS; FURNISHING INFORMATION......................28
  7.3         COMPLIANCE WITH CONDITIONS.................................................................28
  7.4         THIRD-PARTY CONSENTS.......................................................................28
  7.5         NOTIFICATION TO THE BUYER OF DAMAGE OR DESTRUCTION OF TRANSFERRED ASSETS OR MATERIAL
                CHANGES..................................................................................28
  7.6         TRANSFER OF WARRANTIES.....................................................................29
  7.7         TRANSITIONAL USE OF TRADE NAMES, TRADEMARKS AND LOGOS......................................29
  7.8         NEGOTIATIONS WITH THIRD PARTIES............................................................29
  7.9         UPDATE OF SCHEDULES........................................................................29
  7.10        COVENANT NOT TO COMPETE....................................................................29
  7.11        NOVATION OF GOVERNMENT CONTRACTS...........................................................30
  7.12        SELLER'S COOPERATION FOR AUDITS............................................................31

ARTICLE 8     COVENANTS OF THE BUYER.....................................................................31
  8.1         COMPLIANCE WITH CONDITIONS.................................................................31
  8.2         MAKE RECORDS AVAILABLE.....................................................................31
  8.3         THIRD PARTY CONSENTS.......................................................................31

ARTICLE 9     MUTUAL COVENANTS...........................................................................31
  9.1         TRANSITION SERVICES AGREEMENTS.............................................................32
  9.2         PAYMENTS RECEIVED..........................................................................32
  9.3         FURTHER ASSURANCES.........................................................................32
  9.4         COVENANT REGARDING PERSONNEL...............................................................32
  9.5         REASONABLE EFFORTS.........................................................................33
  9.6         CERTAIN EMPLOYEE BONUSES...................................................................33
  9.7         HSR/COMPETITION ACT FILINGS; OTHER GOVERNMENTAL FILINGS....................................33
  9.8         CONFIDENTIALITY AGREEMENT..................................................................35
  9.9         SUPPLY AGREEMENT...........................................................................35
  9.10        WARRANTY AGREEMENT.........................................................................35

ARTICLE 10    EMPLOYEES AND EMPLOYEE BENEFITS............................................................36
  10.1        OFFER OF EMPLOYMENT........................................................................36
  10.2        SEVERANCE PAYMENT RESPONSIBILITIES.........................................................36
  10.3        EMPLOYEE BENEFIT PLANS.....................................................................37
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  10.4        ENFORCEABILITY.............................................................................40
  10.5        NO THIRD-PARTY BENEFICIARIES...............................................................40
  10.6        COMPARABILITY OF EMPLOYEE BENEFIT PLANS....................................................41
  10.7        WORKERS' COMPENSATION CLAIMS...............................................................41
  10.8        WARN RESPONSIBILITIES......................................................................41
  10.9        UNION DIVISION EMPLOYEES...................................................................41

ARTICLE 11    CERTAIN REAL ESTATE MATTERS................................................................42
  11.1        TITLE COMMITMENT; TITLE POLICY.............................................................42
  11.2        OBJECTIONS.................................................................................42
  11.3        PARTITION OF MILWAUKEE PROPERTY............................................................42

ARTICLE 12    ENVIRONMENTAL MATTERS......................................................................42
  12.1        SELLER INDEMNIFICATION.....................................................................43
  12.2        EXCLUSIVE REMEDY...........................................................................45
  12.3        BUYER INDEMNIFICATION......................................................................45

ARTICLE 13    CONDITIONS TO OBLIGATIONS OF THE BUYER.....................................................46
  13.1        HSR COMPLIANCE.............................................................................46
  13.2        NO LITIGATION..............................................................................46
  13.3        TRUTH OF REPRESENTATIONS AND WARRANTIES....................................................46
  13.4        PERFORMANCE BY THE SELLER..................................................................46
  13.6        MATERIAL ADVERSE CHANGE....................................................................47
  13.6        STATUTORY PROHIBITION......................................................................47
  13.7        REAL ESTATE MATTERS........................................................................47
  13.8        REAL ESTATE MATTERS........................................................................47
  13.9        INSURANCE..................................................................................47

ARTICLE 14    CONDITIONS TO OBLIGATIONS OF THE SELLER....................................................47
  14.1        HSR ACT COMPLIANCE.........................................................................47
  14.2        NO LITIGATION..............................................................................47
  14.3        TRUTH OF REPRESENTATION AND WARRANTIES.....................................................48
  14.4        PERFORMANCE BY THE BUYER...................................................................48
  14.5        STATUTORY PROHIBITION......................................................................48

ARTICLE 15    CLOSING....................................................................................48
  15.1        THE CLOSING DATE...........................................................................48
  15.2        DELIVERIES BY THE BUYER....................................................................48
  15.3        DELIVERIES BY THE SELLER...................................................................49
  15.4        EFFECTIVE TIME AND RIGHTS TO POSSESSION....................................................50

ARTICLE 16    SALES AND TRANSFER TAXES...................................................................50

ARTICLE 17    BULK SALES.................................................................................50

ARTICLE 18    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS......................................50
  18.1        SURVIVAL...................................................................................51
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  18.2        NOTICE OF CLAIM............................................................................51

ARTICLE 19    INDEMNIFICATION............................................................................51
  19.1        INDEMNIFICATION OF THE BUYER...............................................................51
  19.2        INDEMNIFICATION OF THE SELLER..............................................................52
  19.3        ELIGIBLE CLAIM, THRESHOLD AMOUNT, PAYMENT..................................................52
  19.4        PROCEDURES FOR CLAIMS......................................................................52
  19.5        THIRD-PARTY CLAIMS.........................................................................53
  19.6        EXCLUSIVE REMEDY...........................................................................54
  19.7        PAYMENT OF AMOUNTS.........................................................................54
  19.8        TAX AND INSURANCE OFFSET...................................................................54
  19.9        MAXIMUM AMOUNT OF ANY INDEMNIFICATION......................................................54

ARTICLE 20    TERMINATION................................................................................54
  20.1        GROUNDS....................................................................................54
  20.2        EFFECT.....................................................................................55

ARTICLE 21    EXPENSES...................................................................................56
  21.1        EXPENSES...................................................................................56

ARTICLE 22    DISPUTE RESOLUTION.........................................................................56
  22.1        NOTICE OF DISPUTE..........................................................................56
  22.2        INVESTIGATION; ADR.........................................................................56
  22.3        SELECTION OF NEUTRAL.......................................................................57
  22.4        PREHEARING CONFERENCE......................................................................57
  22.5        WRITTEN SUMMARY OF POSITION................................................................57
  22.6        HEARING....................................................................................57
  22.7        COMMITMENT TO ADR..........................................................................58
  22.8        FEES.......................................................................................58
  22.9        CONFIDENTIALITY............................................................................58

ARTICLE 23    MISCELLANEOUS..............................................................................58
  23.1        NOTICES....................................................................................58
  23.2        WAIVER.....................................................................................59
  23.3        CAPTIONS...................................................................................59
  23.4        SUCCESSORS AND ASSIGNS.....................................................................59
  23.5        ENFORCEABILITY.............................................................................60
  23.6        NO THIRD-PARTY BENEFICIARIES OR RIGHT TO RELY..............................................60
  23.7        COUNTERPARTS...............................................................................60
  23.8        GOVERNING LAW..............................................................................60
  23.9        NO STRICT CONSTRUCTION.....................................................................60
  23.10       PUBLIC ANNOUNCEMENTS.......................................................................60
  23.12       MISCELLANEOUS..............................................................................61
  23.13       SUBSEQUENT LEGAL FEES......................................................................61
  23.14       CONSENT TO SERVICE OF PROCESS..............................................................61
  23.15       ENTIRE AGREEMENT; AMENDMENT................................................................61
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                                                                                                            Exhibit
EXHIBIT                                                                                                      Number
                                                                                                            -------
     Royalty Bearing License Agreement to Buyer..............................................................2.4(a)
     Cross-License Agreement.................................................................................2.4(b)
     Assumption Agreement.......................................................................................3.1
     Financial Statements.......................................................................................5.3
     Capital Expenditure Budget..............................................................................7.1(d)
     Agency Designation.......................................................................................7.11A
     Supply Agreement...........................................................................................9.9
     Milwaukee Property Site Map............................................................................11.3(a)
     General Assignment and Bill of Sale....................................................................15.3(a)

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                                                                                                            Exhibit
EXHIBIT                                                                                                      Number
                                                                                                            -------
     Definitions................................................................................................1.1
     Facilities............................................................................................1.1(ccc)
     Seller's Accounting Principles.......................................................................1.1(kkkk)
     Seller's Knowledge...................................................................................1.1(llll)
     Owned Real Property.....................................................................................2.1(b)
     Leased Real Property....................................................................................2.1(c)
     Personal Property and Personal Property Leases..........................................................2.1(d)
     Proprietary Rights......................................................................................2.1(h)
     Claims Against Third Parties............................................................................2.1(k)
     Other Transferred Assets................................................................................2.1(n)
     Excluded Proprietary Rights.............................................................................2.2(b)
     Other Excluded Assets...................................................................................2.2(g)
     Seller's Non-Royalty Bearing License....................................................................2.4(i)
     Buyer's Non-Royalty Bearing License....................................................................2.4(ii)
     Buyer's Royalty Bearing License.......................................................................2.4(iii)
     Payment Instructions.......................................................................................4.2
     Adjustments to Seller's Accounting Principles...........................................................4.3(a)
     Allocation of the Purchase Price...........................................................................4.4
     Adjustments to Financial Statements........................................................................5.3
     Accounts Receivable Exceptions.............................................................................5.4
     Inventory..................................................................................................5.5
     Real Property Exceptions................................................................................5.6(a)
     Leased Real Property Exceptions.........................................................................5.6(b)
     Real Property used in Business..........................................................................5.6(c)
     Personal Property Exceptions...............................................................................5.7
     Condition and Sufficiency of Transferred Assets............................................................5.8
     Disclosed Contracts.....................................................................................5.9(a)
     Disclosed Contracts Exceptions..........................................................................5.9(b)
     Proprietary Rights Exceptions.............................................................................5.10
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
     Tax Matters Exceptions....................................................................................5.11
     Environmental Exceptions...............................................................................5.12(a)
     Environmental Permits..................................................................................5.12(b)
     Creation of Lien on Transferred Assets.................................................................5.13(a)
     Consents...............................................................................................5.13(b)
     Litigation................................................................................................5.14
     Material Adverse Change...................................................................................5.16
     Governmental Permits and Licenses.........................................................................5.17
     Collective Bargaining Agreements.......................................................................5.18(b)
     Employee Claims........................................................................................5.18(c)
     Employee Benefit Plans.................................................................................5.19(a)
     Claims against Employee Benefit Plans..................................................................5.19(c)
     Employee Safety...........................................................................................5.21
     Asset Location Exceptions.................................................................................5.22
     Government Contract Investigations or Audits...........................................................5.23(a)
     Government Contract Claims and Disputes................................................................5.23(b)
     Government Contract Rate Schedules.....................................................................5.23(d)
     Profits................................................................................................5.23(f)
     Government Furnished Equipment.........................................................................5.24(b)
     Other Permitted Contracts...............................................................................7.1(d)
     Wages or Salary Increases...............................................................................7.1(e)
     Seller Third Party Consents................................................................................7.4
     Trade Names and Trademarks Not Subject to Transfer.........................................................7.7
     Non-Compete Exceptions..............................................................................7.10(b)(1)
     Retained Employees......................................................................................9.4(a)
     Seller's Stay Bonuses................................................................................9.6(b)(i)
     Buyer's Stay Bonuses................................................................................9.6(b)(ii)
     Excluded Division Employees...............................................................................10.1
     Executive Division Employee Obligations...................................................................10.2
     Material Consents.........................................................................................13.8
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                               PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of May 24, 2002 between Eaton Corporation, an Ohio corporation ("Seller"), and DRS Technologies, Inc., a Delaware corporation ("Buyer").

                                    RECITALS:

     A. Through Seller's Navy Controls Division (the "Division"), Seller is engaged in the design, manufacture, marketing and distribution of integrated power conversion and instrumentation and control systems for nuclear and conventionally powered naval warships and power plants and related militarized products for the government and other specialized industrial customers at the Facilities, but excluding any operations outside of the Division including the navy breakers business based in Beaver, Pennsylvania and CHESS Service and the aftermarket reconditioning business located in San Diego, California and other locations (the "Business"); and

     B. Upon the terms and subject to the conditions hereinafter set forth, Buyer wishes to acquire from Seller, and Seller wishes to sell, transfer, convey and assign to Buyer, all of the Transferred Assets, Assumed Liabilities and Shared Liabilities (as such terms are defined below), in exchange for the purchase price provided for herein.

     NOW, THEREFORE, in consideration of the payments herein provided for and the representations, warranties and covenants herein contained, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 DEFINITIONS. Unless elsewhere defined herein, capitalized terms used herein shall have the meanings set forth in Schedule 1.1. All references herein to an Article, Section or Schedule are to an Article, Section or Schedule of or to this Agreement, unless otherwise indicated.

                                    ARTICLE 2

                           SALE AND PURCHASE OF ASSETS

     2.1 TRANSFERRED ASSETS. On the terms and subject to the conditions of this Agreement, and for the consideration set forth in Article 4, the Seller shall, on the Closing Date, sell, transfer, convey and deliver (or cause to be sold, transferred, conveyed and delivered) to the Buyer, free and clear of all Liens, other than the Assumed Liabilities, the Real Property Permitted

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Exceptions and the Personal Property Permitted Exceptions, all of the Seller's
respective rights, titles and interests in and to the assets that are used, held for use, or useful primarily or exclusively in connection with the operation of the Business as currently operated by the Seller, wherever such assets are located and whether real, personal or mixed, tangible or intangible, and whether or not such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in the books or financial statement of the Seller (the "Transferred Assets"), with such changes, deletions or additions thereto as may occur from the date hereof to the Closing Date consistent with the terms and conditions of this Agreement, subject in each case to Section 2.2 and Section 2.3, including, but not limited to, the following:

            (a) ACCOUNTS RECEIVABLE. All Accounts Receivable, or portions thereof, arising out of the Business;

            (b)     OWNED REAL PROPERTY. All of the real property listed on
SCHEDULE 2.1(b), including all land, buildings, structures and improvements thereon or appurtenances thereto, as the same shall exist on the Closing Date (the "Owned Real Property");

            (c)     LEASED REAL PROPERTY. All of the real property listed on
SCHEDULE 2.1(c), which real property is leased or subleased by the Business as the same shall exist on the Closing Date (the "Leased Real Property");

            (d) PERSONAL PROPERTY. All Personal Property and Personal Property Leases including those items and leases identified on SCHEDULE 2.1(d);

            (e)     INVENTORY. All Inventory;

            (f) CONTRACTS. Subject to Article 10, all rights and claims of the Business under all Contracts including those identified on Schedule 5.9(a), but excluding any Collective Bargaining Agreement.

            (g) LISTS AND RECORDS. All of the Business's books and records, customer and supplier lists, sales, cost and shipping records and other lists and documents or portions thereof relating primarily or exclusively to the operation of the Business, and such other files, records and all information and/or data related to or used by Seller in connection with the Transferred Assets and in the conduct of the Business;

            (h) PATENTS, TRADEMARKS AND INTELLECTUAL PROPERTY. All of the Intellectual Property, including those items listed as "owned" on SCHEDULE 2.1(h) (the "Proprietary Rights");

            (i) PREPAID ITEMS. All of the prepaid expenses and deposits relating primarily or exclusively to the Business;

            (j) GOVERNMENTAL PERMITS AND LICENSES. All of the permits, licenses, certifications, approvals, consents, and other governmental authorizations (the "Permits") issued to Seller primarily or exclusively in connection with the conduct of the Business, subject to Section 2.3;

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            (k)     CLAIMS AGAINST THIRD PARTIES. All causes of action, claims, demands, rights and privileges against third parties or portions thereof that relate primarily or exclusively to the Business, including, without limitation, those such claims that are not in the ordinary course of business as set forth on SCHEDULE 2.1(k) and all warranties and guaranties from vendors, suppliers or manufactures with respect to the Transferred Assets or the Business except those relating to Excluded Assets, Retained Liabilities or the Seller's share of the Shared Liabilities;

            (l) BIDS AND QUOTATIONS. All bids, quotations and proposals for Contracts, whether oral or written, to the extent such bids, quotations and proposals, or portions thereof, relate primarily or exclusively to the Business;

            (m) INSURANCE PROCEEDS. All insurance proceeds paid or payable by an insurance provider, other than Seller or an Affiliate of Seller, for any Transferred Asset that is destroyed or damaged after the date hereof and prior to the Closing; and

            (n)     OTHER TRANSFERRED ASSETS. Any other assets identified on
SCHEDULE 2.1(n) (the "Other Transferred Assets").

     2.2 EXCLUDED ASSETS. Notwithstanding the foregoing, the following assets (the "Excluded Assets") shall be retained by the Seller and shall not be included in the Transferred Assets:

            (a) all cash (except petty cash), bank accounts, and certificates of deposit, cash equivalents and marketable securities received prior to or on the Closing Date;

            (b) the Intellectual Property owned, licensed or otherwise used by any of the Seller or any of their Affiliates which is not used primarily or exclusively in the conduct of the Business, including, without limitation, (i) any patents or pending patent applications, (ii) any trade secrets, (iii) the trade names and trademarks "Eaton", "Eaton Corporation" and "Cutler-Hammer",
(iv) any other trade names, trademarks, including without limitation "Panelmate", corporate names and logos incorporating in any way any of the foregoing names or affiliated therewith and (v) those trademarks and such other Intellectual Property identified on SCHEDULE 2.2(b) (the "Excluded Proprietary Rights");

            (c) all claims and rights of, relating to or arising from any of the Excluded Assets, the Retained Liabilities or the Seller's share of the Shared Liabilities;

            (d) all rights, properties and assets of the Business which shall have been transferred or disposed of by the Business prior to the Closing Date in transactions occurring in the ordinary and usual course of Business consistent with past practice and the terms of this Agreement;

            (e) except as provided in Article 10, all assets held by or on behalf of the Business in trust, reserve or otherwise, in respect of Employee Benefit Plans or any other obligations pertaining to Division Employees;

                                        3
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            (f)     all rights of the Business to any claims for any federal,
state or local Tax credits or refunds relating to the operation of the Business during periods prior to or on the Closing Date; and

            (g) those assets specifically identified on SCHEDULE 2.2(g), including, without limitation, those assets identified as property owned by a Third Party (the "Other Excluded Assets").

     2.3    NON-TRANSFERABILITY OF CERTAIN ASSETS.

     (a) In the event that any and all novations, transfer or other agreements, consents, approvals or waivers necessary for the assignments, transfer or novation of any Contract, or any claim, right or benefit arising thereunder or resulting therefrom, shall not have been obtained prior to the Closing Date, then as of the Closing, this Agreement, to the extent permitted by law, shall constitute full and equitable assignment by Seller to Buyer of all of Seller's right, title and interest in and to, and all of Seller's obligations and liabilities under, such Contracts, and Buyer shall be deemed Seller's agent for purpose of completing, fulfilling and discharging all of Seller's liabilities under any such Contract. The parties shall take all necessary steps and actions to provide Buyer with the benefits of such Contracts, and to relieve Seller of the performance and other obligations thereunder, including entry into subcontracts for the performance thereof. Buyer agrees to pay, perform and discharge, and indemnify Seller against and hold Seller harmless from, all obligations and liabilities of Seller relating to such performance or failure to perform under such Contracts.

     (b) In the event Seller shall be unable to make the equitable assignment described in Section 2.3(a), or if such attempted assignment would give rise to any right of termination, or would otherwise adversely affect the rights of Seller or Buyer under such Contract, or would not assign all Seller's rights thereunder at the Closing, Seller and Buyer shall continue to cooperate and use commercially reasonable efforts to provide Buyer with all such rights. To the extent that any such consents and waivers are not obtained, or until the impediments to such assignment are resolved, Seller shall use commercially reasonable effort to (i) provide to Buyer, at the request of Buyer, the benefits of any such Contract, (ii) cooperate in any lawful arrangement designed to provide such benefits to Buyer, and (iii) enforce, at the request of and for the account of Buyer, any rights of Seller arising from any such Contract against any third Person (including any Governmental Authority) including the right to elect to terminate in accordance with the terms thereof upon the advice of Buyer. To the extent that Buyer is provided the benefits of any Contract referred to herein (whether from Seller or otherwise), Buyer shall perform the obligations of Seller thereunder or in connection therewith, and Buyer agrees to pay, perform and discharge, and indemnify Seller against and hold Seller harmless from, all obligations and liabilities of Seller relating to such performance or failure to perform, and in the event of a failure of such indemnity, Seller shall cease to be obligated under this Agreement in respect of the Contract which is the subject of such failure. Provided that the Seller cooperates and proceeds in good faith to obtain such consents and waivers and to provide the arrangements set forth in this Section 2.3(b), the Seller shall not be deemed to be in breach of any of its obligations under this Agreement by reason of the failure to obtain any consent or approval.

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     2.4    CERTAIN PROPRIETARY RIGHTS. With respect to the certain proprietary rights, the Parties shall, or shall cause their Subsidiaries to, at Closing grant to the other Party a license to use such certain proprietary rights, subject to the terms and conditions set forth on EXHIBIT 2.4(A) and EXHIBIT 2.4(b) (the "License Agreements"). Pursuant to Exhibit 2.4(a), the Buyer shall grant to Seller an irrevocable, fully paid-up, worldwide, non-exclusive, perpetual license in the proprietary rights listed on Schedule 2.4(i), and Seller shall grant to Buyer irrevocable, fully paid-up, non-exclusive, worldwide, perpetual license to the proprietary rights listed on Schedule 2.4(ii). Pursuant to Exhibit 2.4(b), Seller shall grant to Buyer a fully paid-up license to use the proprietary rights set forth on Schedule 2.4(iii).

                                    ARTICLE 3

                                   LIABILITIES

     3.1 ASSUMPTION OF LIABILITIES. Upon the transfer of the Transferred Assets on the Closing Date in accordance with this Agreement, the Buyer shall, by execution and delivery of an Assumption Agreement in the form set forth on
EXHIBIT 3.1 (the "Assumption Agreement"), assume and agree to pay, discharge or perform, as appropriate, the following specified liabilities and obligations in respect of the Business other than the Retained Liabilities (the "Assumed Liabilities").

            (a) all liabilities and obligations of the Business set forth on the December 31, 2001 balance sheet contained within the Financial Statements together with accounts payable and accrued liabilities arising in the ordinary course of business between January 1, 2002 and the Closing, other than those owed by the Business to an Affiliate of Seller;

            (b) all liabilities and obligations of the Business to perform on a going forward basis after Closing in respect of those Contracts which constitute Transferred Assets or which are assigned or transferred pursuant to
Section 2.3, the leases for the Leased Real Property, the Personal Property Leases and the Permits which are Transferred Assets;

            (c)     Buyer's share of the Shared Liabilities, in accordance with
Section 3.3;

            (d) all liabilities and obligations assumed by the Buyer pursuant to Article 9, 10, 11 and 16;

            (e) all environmental, health and safety liabilities and obligations of the Buyer as provided under Article 12;

            (f) any fees and expenses incurred by the Buyer in connection with negotiating, preparing, closing and carrying out this Agreement and the transactions contemplated by this Agreement, including, without limitation, the fees, disbursements and expenses for the Buyer's investment bankers, attorneys, accountants and consultants; and

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            (g)     all liabilities and obligations of the Business in respect of customer returns, customer warranty claims and product recalls with respect to products of the Business sold on or after the Closing or otherwise assumed under Section 9.10;

            (h) all liabilities and obligations arising in respect of facts on or after the Closing Date; and

            (i) all liabilities and obligations of the Business to the extent reflected on the Closing Working Capital Statement.

     3.2 RETAINED LIABILITIES. Notwithstanding the foregoing, Seller shall retain and shall pay and timely discharge without liability to the Buyer, the following liabilities and obligations of the Business (the "Retained Liabilities"):

            (a) all liabilities and obligations not specifically assumed by Buyer pursuant to Section 3.1;

            (b) any liability or obligation under or in connection with the Excluded Assets and any liability or obligation of the Seller with respect to any Retained Liability;

            (c) except to the extent (i) set forth on the Closing Working Capital Statement and (ii) Buyer's assumption of liabilities and obligations pursuant to Section 9.10, all liabilities and obligations of the Business in respect of customer returns, customer warranty claims and product recalls with respect to products of the Business sold prior to Closing;

            (d) all product liability and similar claims for injury to person (including death) or property in connection with any products sold by the Business prior to Closing and any products included in Inventory as of the Closing;

            (e) subject to Section 3.3, any federal, state, local, provincial or other foreign income, capital gain or other Tax payable with respect to the Business, the Transferred Assets or the Assumed Liabilities for any period prior to the Closing Date;

            (f) any liability for the failure to comply with the bulk sales laws of any jurisdiction, except any such liability arising out of the failure of the Buyer to pay any Assumed Liability;

            (g) any fees and expenses incurred by the Seller in connection with negotiating, preparing, closing and carrying out this Agreement and the transactions contemplated by this Agreement, including, without limitation, the fees, disbursements and expenses for the Seller's investment bankers, attorneys, accountants and consultants;

            (h) all liabilities and obligations to the extent arising from any lawsuits, actions or proceedings, known or unknown, to the extent such lawsuit, action or proceeding relating to the Business is the result of any action or inaction that primarily occurred or existed on or before the Closing Date;

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            (i)     all liabilities and obligations retained by the Seller
pursuant to Article 9, 10, 11 and 16;

            (j) all environmental, health and safety liabilities and obligations of the Seller as provided under Article 12;

            (j) Seller's share of the Shared Liabilities, in accordance with Section 3.3; and

            (k) any indebtedness of the Seller or any Affiliates of the Seller for borrowed money.

     3.3 SHARED LIABILITIES. The following liabilities and obligations relating to the Business and the Transferred Assets shall be shared PRO RATA between the Buyer and the Seller (the "Shared Liabilities"), as follows:

            (a) With respect to utility charges which relate to billing periods beginning before the Closing Date and ending after the Closing Date, the responsibility for payment of such utility charges, to the extent that the actual utility charges for such period exceed the reserves for such utility charges set forth on the Closing Balance Sheet, shall be prorated between the Parties on the basis of the proportional number of calendar days in the relevant billing period that the Buyer or the Seller owns the Business; and

            (b) With respect to ad valorem, property, real estate and similar type Taxes for the tax year in which the Closing occurs, the responsibility for payment of such Taxes, to the extent that the actual Tax liability for such period exceeds the reserves for such Tax liability set forth on the Closing Balance Sheet, will be prorated between the Parties on the basis of the proportional number of calendar days that the Buyer or the Seller owns the Business in the relevant tax year.

     If either Party pays any of the Shared Liabilities for which the other Party is entirely or partially responsible hereunder, then the responsible Party will reimburse the paying Party for that portion of the Shared Liabilities for which the responsible Party is responsible within two (2) business days of the paying Party's written demand therefor, provided that any demand for reimbursement shall be accompanied by appropriate evidence of payment thereof.

                                    ARTICLE 4

                                 PURCHASE PRICE

     4.1 PURCHASE PRICE. The aggregate purchase price for the Transferred Assets, shall be U.S. $92,200,000 (the "Purchase Price"), subject to any adjustment as provided for in Section 4.3, together with the Buyer's assumption of the Assumed Liabilities and the Buyer's share of the Shared Liabilities.

                                        7
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     4.2    PAYMENT AT CLOSING. At Closing, the Buyer shall wire transfer the
Purchase Price, in immediately available funds to the bank accounts designated by the Seller to Buyer pursuant to the instructions listed on SCHEDULE 4.2.

     4.3    ADJUSTMENT TO THE PURCHASE PRICE.

     (a) Following the Closing Date, the Seller shall prepare or cause to be prepared, at its sole expense, a balance sheet of the Business dated as of the Closing, which shall set forth the net book value of the Transferred Assets and the Assumed Liabilities (the "Closing Balance Sheet") and a computation of the Net Working Capital as of the Closing (the "Closing Working Capital Statement"). The Seller shall deliver the Closing Balance Sheet and the Closing Working Capital Statement to the Buyer within ninety (90) days after the Closing. The Closing Working Capital Statement and Closing Balance Sheet shall be determined in accordance with the Seller's Accounting Principles, except as set forth on
SCHEDULE 4.3(a). Notwithstanding the foregoing, the Closing Working Capital Statement and Closing Balance Sheet shall be prepared in accordance with the following:

            (i) CONSISTENT APPLICATION OF ACCOUNTING POLICIES, METHODS AND PRACTICES. The accounting policies, methods and practices and their related applications used by the Seller to prepare the Closing Working Capital Statement shall be consistent with those underlying the preparation of the Financial Statements. Without limiting the generality of the foregoing, any reserves related to losses on Contracts, rate re-pricing clauses or other reserves relating to costs and pricing shall be established based upon accounting policies, methods and practices used to prepare the Interim Period Working Capital Statement and the Financial Statements, and Buyer and Seller hereby agree that such accounting policies, methods and practices shall be utilized whether or not the same are in full compliance with U.S. generally accepted accounting principles, CAS (Cost Accounting Standards) and FAR (Federal Acquisition Regulation).

            (ii) ESTIMATES AT COMPLETION. Buyer and Seller agree that there shall be no changes to the February 28, 2002 value of the Estimates at Completion ("EAC's") for all Contracts (including, without limitation, Government Contracts) used for purposes of calculating the Closing Working Capital Statement and Closing Balance Sheet, except to the extent that such changes are based upon documented, quantifiable facts and events occurring between February 28, 2002 and Closing and, on an inception-to-date basis (rather than a prospective basis) lead to program cost growth or diminution. Such quantifiable facts and events are: (1) cure notices, show cause letters or stop work orders issued to the Business by its customer(s) on a Contract; (2) documented failure or unsuccessful completion of scheduled contract performance milestones; (3) changes in material costs, incomplete bills of material, pricing errors by Seller on quotes or estimates received from suppliers, vendors or subcontractors; (4) damaged material; (5) change in rates used to calculate Estimates to Complete; and (6) errors in physical inventory counts Notwithstanding the foregoing, such quantifiable facts and events exclude changes that are the results of subjective estimates not based on changes in such facts and circumstances. Also, notwithstanding the foregoing, there shall be no improvement in profitability of any Contract based on the release of reserves used in preparation of the Interim Period Working Capital Statement.

     (b) The Buyer and its representatives, at the Buyer's sole expense, shall have the right to observe and inspect the work performed by the Seller or its representatives in connection with the preparation of the Closing Working Capital Statement and shall have the right to examine and make copies of the work papers and such other documents that are generated, reviewed or used in connection with the preparation of the Closing Working Capital Statement; PROVIDED, HOWEVER, that to the extent such work papers and other documents are prepared by outside independent auditors, the Buyer shall have the right to examine, but not make copies of, such work papers and other documents, unless otherwise permitted by applicable accounting standards.

     (c) The Buyer shall have sixty (60) days after the delivery of the Closing Working Capital Statement to review the Closing Working Capital Statement. If within said 60-day period, the Buyer notifies the Seller in writing that it is unwilling to accept any item(s) on the Closing Working Capital Statement, specifically identifying the item(s) and amount(s) in dispute and the basis for such dispute, the Parties shall use their reasonable efforts to reach agreement within the thirty (30) days following the delivery of the Buyer's notice of dispute, or such longer period as may be agreed upon by the Parties, with respect to such disputed item(s). Any items on the Closing Working Capital Statement not identified in writing as a disputed item within the 60-day period following delivery of the Closing Working Capital Statement as provided above (i) shall be deemed to have been accepted by the Buyer (ii) shall not be subject to any further review or change and (iii) shall be final and binding on both Parties.

     (d) If the Parties fail to reach a mutually agreeable determination with respect to the Closing Working Capital Statement within the 30-day period following delivery of Buyer's notice of dispute as provided in Section 4.3(c), or such longer period as may have been agreed upon, the disputed item(s) shall be submitted to PricewaterhouseCoopers LLP, or in the event that PriceWaterhouseCoopers LLP is unwilling or unable to serve in that capacity at such time, then the disputed item(s) shall be submitted to a partner having relative expertise and practicing at a nationally recognized "Big Five" accounting firm selected by the Buyer and Seller (the "Independent Accountant"). The Parties shall request that such determination by the Independent Accountant be resolved as promptly as possible and in any event within one hundred and twenty (120) days after its appointment, a written report setting forth the resolution of any such disagreement determined in accordance with the terms of the Agreement. The Independent Accountant shall only consider the disputed items in accordance with this Section 4.3(d). The Independent Accountant's determination shall be made using the Seller's Accounting Principles, consistently applied, subject to the items set forth on SCHEDULE 4.3(a), shall be final and binding on both Parties, and judgment on such determination may be entered in any court having jurisdiction in accordance with the terms of this Agreement. The costs and expenses of the Independent Accountant will be paid by the Parties as directed and judged by the Independent Accountant, which direction and judgment shall be made based upon resolution of the disputed items and the relative degree of success of each Party. Such costs and expenses shall be paid promptly, and in no event later than five (5) business days, following the Settlement Date. The parties agree that the process set forth in this
Article 4 shall be the exclusive method to resolve the disputed item(s).

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

     (e) The resolution of any disputed item(s) shall be combined with the undisputed items from the Closing Working Capital Statement to re-calculate the Closing Working Capital Statement.

     (f) Upon the later of the expiration of the 30-day period referred to above, during which time the Buyer may notify the Seller of any disputed item(s) in the Closing Working Capital Statement, or, in the event the Buyer provides the Seller with written notice of disputed item(s) in accordance with the foregoing, the final determination of such disputed item(s), either by agreement of the Parties or a final determination by the Independent Accountant (the "Settlement Date"), the Parties shall make the adjustments, if any, to the Purchase Price provided for in subsection (g). Between the Closing Date and the Settlement Date, the Buyer shall, during regular business hours, afford the Seller and its representatives reasonable access to all books, records, correspondence, files, financial statements, operating data, and all other information with respect to the Business, and shall provide to the Seller and its representatives such operating and financial data and any other information with respect to the Business as it or they may from time to time reasonably request for the purpose(s) of preparing the Closing Working Capital Statement and resolving any disputed item(s). The Buyer shall cause the personnel of the Buyer to perform those procedures normally performed in connection with Seller's year-end closing and to perform such other measures as are reasonably necessary to prepare the Closing Working Capital Statement. The Buyer shall make reasonably available at the Business during regular business hours telephones, facilities, office equipment and miscellaneous office supplies as well as the appropriate officers and employees of the Business after the Closing for purposes of the Seller or its representatives interviewing the same in connection with the preparation of the Closing Working Capital Statement and resolving any disputed item(s). During the 60-day period following the initial delivery of the Closing Working Capital Statement to the Buyer by the Seller, the Seller shall make reasonably available during regular business hours its appropriate employees to address questions regarding the preparation of the Closing Working Capital Statement.

     (g) Based upon the pro forma working capital statement as of the Interim Period End Date (the "INTERIM PERIOD WORKING CAPITAL STATEMENT"), the Net Working Capital is $17,613,487. To the extent Net Working Capital as of the Closing Date is finally determined to be greater than $17,613,487, the Purchase Price shall by increased by such amount, and the Buyer shall pay to the Seller within five (5) business days following the Settlement Date the amount of such excess, with interest on such amount calculated at the Prime Rate accruing from the Closing Date through the Settlement Date by wire transfer of immediately available funds to an account designated in writing to the Buyer by the Seller. To the extent Net Working Capital as of the Closing Date is finally determined to be less than $17,613,487, the Purchase Price shall be reduced by such amount, and the Seller shall pay to the Buyer within five (5) business days following the Settlement Date the amount of such difference, with interest on such amount calculated at the Prime Rate accruing from the Closing Date through the Settlement Date by wire transfer of immediately available funds to an account designated in writing to the Seller by the Buyer.

     4.4 ALLOCATION OF THE PURCHASE PRICE. Within thirty (30) days following Buyer's receipt of the Closing Working Capital Statement, representatives of Buyer and Seller shall meet

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and discuss the allocation of the amount of the Purchase Price (to the extent identifiable or reasonably estimable and taken into account for federal tax purposes) to broad categories constituting components of the Transferred Assets that each party believes is appropriate. Within ninety (90) days following Buyer's receipt of the Closing Working Capital Statement, Buyer shall deliver to Seller Buyer's reasonable determination, taking into account in good faith the discussion between the representatives of Buyer and Seller, of such allocation, which determination shall be subject to Seller's consent, which consent shall not be unreasonably withheld. If Buyer and Seller are unable to agree on such allocation within forty-five (45) days of receipt by Seller, then the Independent Accountant (described in Section 4.3 above) will be retained to determine such allocation (and the costs of which shall be assessed by the Independent Accountant). Buyer and Seller shall cooperate in connection with the preparation, execution and filing with the Internal Revenue Service of all forms prescribed under Section 1060 of the Tax Code and the Treasury Regulations promulgated thereunder in reporting the allocation of the consideration for the Transferred Assets. Buyer and Seller shall report the purchase and sale of the Transferred Assets in accordance with such allocation (as finally determined) for all Tax purposes (including the filing of the forms prescribed under Section 1060 of the Tax Code and the Treasury Regulations promulgated thereunder). In the event of any adjustment in the Purchase Price pursuant to Section 4.3 above, the parties shall agree on a revised allocation of the Purchase Price, which shall be prepared in a manner consistent with the allocation of the Purchase Price no later than sixty (60) days after the Settlement Date.

                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller makes the following representations and warranties to the Buyer.

     5.1 ORGANIZATION AND EXISTENCE OF SELLER. The Seller is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Seller is duly qualified or licensed to do business in each jurisdiction in which the property relating to the Business is owned, leased or operated by the Seller or the nature of the Business makes such qualification necessary, except where such failure to qualify or be licensed is not material. Seller has full power and authority to (i) to carry in the operations of the Business as it is now being conducted, (ii) to own or lease the Transferred Assets owned or leased by it, as the case may be, and (iii) to consummate the transactions contemplated by this Agreement and the Related Agreements.

     5.2 CORPORATE AUTHORITY. The entering into and the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by all requisite corporate action of the Seller, (b) constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof and (c) no additional corporate or shareholder authorization or consent is or will be required.

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     5.3    FINANCIAL STATEMENTS. Copies of the Financial Statements have been delivered to the Buyer and are attached as EXHIBIT 5.3. The Financial Statements
(i) have been prepared in accordance with the books and records of the Seller,
(ii) present fairly in all material respects the financial position of the Business at the dates shown and the results of the Business's operations for the periods indicated, and (iii) have been prepared in accordance with the Seller's Accounting Principles, except as set forth on SCHEDULE 5.3.

     5.4 ACCOUNTS RECEIVABLE. The Accounts Receivable included in the Financial Statements constitute all of the then Accounts Receivable of the Business. All such Accounts Receivable are, and those existing on the Closing Date will be, valid and existing accounts receivable arising out of the sale of products of the Business or otherwise in the ordinary course of business. Except as set forth on SCHEDULE 5.4, (i) the allowance for doubtful accounts is reasonable and in accordance with the past practices of the Business and (ii) to Seller's Knowledge, none of the Accounts Receivable is, or will be at the Closing Date, subject to any counterclaim or set-off except to the extent of any such provision or reserve.

     5.5 INVENTORY. The Inventory included in the Financial Statements consists only of raw materials, work-in-process representing contract jobs in process, finished goods, packaging, supplies and spare parts. Except as set forth on SCHEDULE 5.5, all Inventory is of a quality and quantity usable and, with respect to finished goods, saleable in the ordinary course of business, as determined in accordance with Seller's Accounting Principles.

     5.6    REAL PROPERTY.

     (a) OWNED REAL PROPERTY. Except as set forth on SCHEDULE 5.6(a), the Seller has, or on the Closing Date will have, good and marketable fee simple title to all of the Owned Real Property free and clear of all Liens, except (i) Liens for real estate Taxes and assessments, both general and special, not yet due and payable, for which adequate reserves have been established on the Financial Statements or which are being contested in good faith, (ii) easements for electricity, water, gas, and telephone lines serving only the real property and the business conducted thereon, (iii) workmen's or other similar Liens imposed by law and arising or incurred in the ordinary course of business, (iv) other Liens of record, and (v) other matters that do not materially detract from the value of the Owned Real Property or materially impair the operation of the Business as presently conducted. The exceptions set forth in clauses (i) through
(v) of this Section 5.6 above shall be referred to as the "Real Property Permitted Exceptions."

     (b) LEASED REAL PROPERTY. The Seller has good and valid leaseholds to all of the Leased Real Property, such leasehold interests being free and clear of all Liens except Real Property Permitted Exceptions. Each of the leases for the Leased Real Property is in full force and effect, and the Seller has provided the Buyer with complete copies of all such leases. Except as disclosed on SCHEDULE 5.6(b), the Business has in all material respects performed and is performing all obligations required to be performed by it under the leases, and it is not in default of any material obligation under any of the leases. Except as disclosed on SCHEDULE 5.6(b), the Business has not received any written notice of default under any of the leases, nor has any event occurred which with notice or lapse of time or both would constitute a default by the Business.

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     (c)    REAL PROPERTY. Except as described on SCHEDULE 5.6(c), the Real
Property constitutes all of the real estate used by the Business in connection with the conduct of the Business. There are no pending or, to the Seller's Knowledge, threatened condemnation or eminent domain proceedings involving the Real Property or any portion thereof, or for a sale in lieu thereof. The Real Property is zoned so as to permit the continued use of the Real Property by the Buyer for the same purposes and uses as the same have heretofore been used by the Business.

     5.7 TITLE TO PERSONAL PROPERTY. Except as set forth on SCHEDULE 5.7, the Seller has good and marketable title to all of the Personal Property included in the Transferred Assets, free and clear of all Liens, except for (a) Liens for Taxes not yet due and payable or which are being contested in good faith, and
(b) other matters that do not materially impair the operation of the Business as presently conducted. The exceptions set forth in subsections (a) and (b) in this
Section 5.7 above shall be referred to as the "Personal Property Permitted Exceptions."

     5.8 CONDITION AND SUFFICIENCY OF TRANSFERRED ASSETS. Except as set forth on SCHEDULE 5.8, the Transferred Assets currently used in the operation of the Business are structurally sound with no known material defects and are in good condition and repair, reasonable wear and tear expected, and are adequate for the uses to which they are being put and is suitable for the purposes for which they are presently used in the conduct of the Business. The Transferred Assets, including, without limitation, the Intellectual Property, together with the Buyer's rights and interests under the Related Agreements, constitute all of the assets, rights and interests which are related to the Business (other than Excluded Assets) and are necessary or sufficient, together with the items set forth pursuant to Section 5.24, to the conduct of the Business as presently conducted and are adequate for Buyer to conduct the Business on a basis consistent with past practice.

     5.9    CONTRACTS.

     (a) Except as set forth on SCHEDULE 5.9(a), the Seller is not a party to or bound by any agreement or contract, whether written or oral, of the following types that involve the Business, the Transferred Assets, the Assumed Liabilities or the Buyer's share of the Shared Liabilities nor are any such agreements or contracts presently being negotiated or discussed:

            (i) Any contract, lease, agreement, plan or arrangement (other than blanket purchase orders from customers) involving outstanding commitments to others to make capital expenditures or purchases or sales involving $1,000,000 or more which are not cancelable by the Seller, without penalty, on less than 90 days prior written notice and any blanket purchase orders from customers involving $1,000,000 or more which are not cancelable by the Seller, without penalty, on less than 90 days prior written notice;

            (ii) Any contract, lease, agreement, plan or arrangement relating to any direct or indirect indebtedness for borrowed money (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings on which others rely in extending credit), or any conditional sales contracts, chattel mortgages, equipment lease agreements and other security arrangements with respect to personal

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property with an obligation in excess of $250,000 which are not cancelable by the Seller, without penalty, on less than 90 days prior written notice;

            (iii) Any contract, lease, agreement, plan or arrangement between the Seller and any Affiliate or related party thereof in their respective individual capacities;

            (iv) Any employment, consulting or management services contract or any confidentiality or proprietary rights agreement with any employee of the Seller or any Third Party entered into outside the ordinary course of business where the amount involved exceeds $100,000;

            (v) Any license agreement, either as licensor or licensee, or any other agreement or arrangement of any type relating to any patent, trademark or trade name or other Transferred Asset except for licenses for Software where the annual fees for the license are less than $50,000;

            (vii) Any contract, agreement or arrangement of any kind whatsoever, whether exclusive or otherwise, with any sales agent, representative, franchisee or distributor;

            (viii) Any contract or arrangement of any kind whatsoever which requires the payment of royalties;

            (ix) Any outstanding bid or proposal to any customer relating to an agreement in excess of $1,000,000;

            (x) any option or other agreement to purchase or otherwise acquire or sell or otherwise dispose of any interest in real property;

            (xi) any contract under which the Seller has agreed to indemnify any third party with respect to, or to share, the Tax liability of any third party;

            (xii)   any covenant not to compete pertaining to the Business;

            (xiii)  any power of attorney pertaining to the Business; or

            (xiv) Any other legally binding contract, agreement, plan or arrangement not of the type covered by any of the other items of this Section
5.9 involving money or property having a remaining obligation in excess of $1,000,000 which are not cancelable by the Seller, without penalty, on less than 90 days prior written notice (collectively, the contracts set forth on SCHEDULE 5.9(a) shall be the "Disclosed Contracts").

     (b) Except as disclosed on SCHEDULE 5.9(b), to Seller's Knowledge and with respect to the Business,

            (i) all of the Disclosed Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms;

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            (ii)    the Seller has not received any written or verbal notice of default under any of the Disclosed Contracts, nor has any event occurred which with notice or lapse of time or both would constitute a default by the Seller thereunder, and the Seller has not received any written or verbal notice of intent to terminate any Disclosed Contract; and

            (iii) Seller has performed all material obligations required to be performed by it to date under each such Disclosed Contract and is not in breach or default in any material respect thereunder and, to the Knowledge of Seller, no other party to any of such Disclosed Contracts is in breach or default in any material respect thereunder.

     5.10 PROPRIETARY RIGHTS. The Seller is the sole owner of all of the Proprietary Rights listed as "OWNED" on Schedule 2.1(h), and the Seller has the right, under valid, binding and subsisting license, technology or similar agreements to employ or otherwise use the Proprietary Rights listed as "LICENSED" on Schedule 2.1(h). Except as disclosed on SCHEDULE 5.10:

     (a) The Seller is not in default of any material obligation under any such license, technology or similar agreement;

     (b) The Seller has not granted any right or interest to any Person in connection with any of the Proprietary Rights;

     (c) The Seller is not obligated to pay any amount, whether as a royalty, license fee or other payment, to any Person in order to use any of the Proprietary Rights in the conduct of the Business or the ownership of the Transferred Assets and, except as provided for in the License Agreement, the consummation of the transactions contemplated hereby would not result in any such obligation on the part of the Buyer greater than $25,000 in the aggregate;

     (d) The Seller has acquired sole and exclusive ownership of all Proprietary Rights (except with respect to the Software for which the Business has been granted end-user licenses) and applications thereof (whether or not patentable) and have the right to use or license the use of the Proprietary Rights to the products or services which are now being used in the conduct of the Business and all of such patents and registrations and applications therefor are free and clear of any Liens; and

     (e) Except with respect to the Software for which the Seller has been granted end-user licenses, to the Seller's Knowledge (i) none of the Proprietary Rights and none of the applications therefor set forth on Schedule 2.1(h) are subject to any pending or threatened challenge, claim or dispute, (ii) none of the Proprietary Rights and none of the applications therefor set forth on
Schedule 2.1(h) have during the prior three years been the subject of any challenge, claim or dispute, (iii) the operation of the Business and the ownership of the Transferred Assets does not infringe upon or otherwise violate any right of any Third Party, (iv) none of the Proprietary Rights is being infringed by any Third Party; (v) there are no impediments to the ability of the Seller to maintain and, where lawful, to renew the Proprietary Rights, (vi) none of the Proprietary Rights is subject to any outstanding order, decree, judgment or stipulation, and (vii) the Seller has not received any notice of conflict with proprietary rights of others.

     5.11   TAX MATTERS.

     (a) Except for Tax returns and Tax reports set forth on SCHEDULE 5.11, which are being contested in good faith and by appropriate proceedings, with respect to the Business, the Seller has filed all federal, state, provincial, local, foreign, or other income tax returns and tax reports required to be filed by it, and has paid all federal, state, provincial, local, foreign, or other income taxes shown on such returns and reports as owing, except where the failure to file such income tax returns and reports or to pay such income taxes would not be material to the Seller or the Business.

     (b) Except as set forth on SCHEDULE 5.11 and with respect to the Business, no Tax audit with respect to any Tax returns or Taxes of Seller is pending, no taxing authority has raised any issues in connection with any tax audit of the Seller that could reasonably be expected to result in a material tax deficiency based upon applicable law existing on or before the date hereof, and there are no outstanding agreements or waivers to extend the period of limitations for the assessment or collection of any Tax.

     5.12   ENVIRONMENTAL MATTERS.

     (a) Except as set forth in SCHEDULE 5.12(a) and except for such matters as would not reasonably be material:

            (i) All of the operations of the Business are in compliance with all applicable Environmental Laws including, but not limited to, the possession of all licenses, permits and governmental consents required under Environmental Laws for the operation of the business as presently conducted (the "Environmental Permits") and there are no violations, investigations or proceedings nor, to the Knowledge of Seller, are any investigations or proceedings pending or threatened, with respect to the Environmental Permits (such Environmental Permits are listed on Schedule 5.12(b));

            (ii) There is no pending or, to Seller's Knowledge, threatened claim, lawsuit or administrative proceeding against the Seller with respect to the Business, under any Environmental Law, and the Seller has not received written notice from any Person, including a Governmental Entity, alleging that the Seller is in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law in connection with ownership or operation of the Business, which violation or liability is unresolved;

            (iii) There have been no Releases, spills or discharges of Hazardous Materials on or underneath any of the Owned Real Property or Leased Real Property in amounts that would be reasonably likely to give rise to remedial obligations under any applicable Environmental Laws; and

            (iv) Insofar as it relates to the Business, to the Knowledge of Seller, no event, condition, circumstance, activity, practice, action or plan of the Seller has occurred or exists which could reasonably be expected to prevent continued compliance of the Business under applicable Environmental Law.

     (b)    The following terms shall have the indicated meaning:

            "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws (including common law) and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq. (RCRA), the Clean Water Act 33 U.S.C. Section 1251 et seq.(CWA), the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq. (SWDA), the Clean Air Act, 42 U.S.C. Section 7401 et. seq. (CAA), the Toxic Substances Control Act, 15 U.S.C Section 2601 et seq. (TSCA), and the Emergency Planning and Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq. (EPCRA), and similar federal, state, provincial, territorial, local, municipal and foreign laws; and any laws, ordinances, regulations, rules, orders, permits, approvals, decisions or decrees, and any laws concerning worker health or safety, including, but not limited to, the Occupational Health and Safety Act (OSHA) and similar state, provincial, territorial, local, municipal and foreign laws.

            "HAZARDOUS MATERIALS" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

            "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, surface water, groundwater or property.

            "REMEDIATION STANDARD" means a numerical standard that defines the concentrations of Hazardous Substances that may be permitted to remain in any environmental media after an investigation, remediation or containment of a release of Hazardous Substances.

     5.13   NO BREACH OF CONTRACT, NO VIOLATIONS OF LAW, NO PRIOR APPROVAL.

     (a) Neither the execution and delivery of this Agreement nor compliance with its terms and provisions will conflict with, result in the breach or violation of, or constitute a default under, any of the terms, conditions or provisions of (i) the Seller's Articles of Incorporation or Regulations or other organizational or operating documents of the Seller; (ii) any agreement or instrument to which the Seller is a party, or to which any of the Transferred Assets or Assumed Liabilities are subject except as set forth on SCHEDULE 5.13(a); or (iii) any law applicable to any of the Transferred Assets, other than, in the case of clauses (ii) and (iii) of this Section 5.13(a), conflicts, breaches, violations or defaults which would not be material. Neither the execution and delivery of this Agreement nor compliance with its terms and provisions will result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation or imposition of any Lien upon any of the Transferred Assets.

     (b) Other than (i) the filing of a pre-merger notification report under the HSR Act, (ii) consents to transfer or novations required with respect to contracts with governments or government agencies (including, without limitation, the Government Contracts), and (iii) to Seller's Knowledge, those material filings, Permits, authorizations, consents and approvals identified on
SCHEDULE 5.13(b), no filing with, or material Permit, authorization, consent or approval of, any domestic or foreign government authority is required for the consummation by the Seller of the transactions contemplated by this Agreement

     5.14 LITIGATION. Except as set forth on SCHEDULE 5.14, there is no pending or, to the Seller's Knowledge, threatened claim, litigation, proceeding or order of any court, governmental or regulatory authority, private arbitration or brought by any third party or governmental investigation, in each case, relating to the Business or any of the Transferred Assets to any significant degree. Except as set forth on SCHEDULE 5.14, no claim, litigation, proceeding or order listed on SCHEDULE 5.14 would, if adversely determined, have a Material Adverse Effect. With respect to the Business, Seller is not in default under any judgment, order or decree of any court, administrative agency or commission or other Governmental Authority.

     5.15 FINDERS, BROKERS AND INVESTMENT BANKERS. Other than Quarterdeck Investment Partners, LLC, whose fees will be the responsibility of the Seller, no finder, broker or investment banker acting or who has acted on behalf of the Seller in connection with the transactions contemplated by this Agreement is entitled to receive any commission or finder's fee in connection with such transactions, and, to the Seller's Knowledge, no other Person is entitled to receive any commission or finder's fee from the Seller in connection with such transactions.

     5.16 NO MATERIAL ADVERSE CHANGE. Except as expressly contemplated by this Agreement or as disclosed on SCHEDULE 5.16, since December 31, 2001, the Seller has conducted the Business in the ordinary course consistent with past practices, and with respect to the Business there has not occurred:

     (a)    any Material Adverse Effect;

     (b) any uninsured damage to, destruction or loss of any Transferred Asset that could reasonably be expected to have a Material Adverse Effect;

     (c) any material change by the Seller to the Seller's Accounting Principles, except changes mandated by GAAP, or any changes in depreciation or amortization policies or rates theretofore adopted;

     (d) any material revaluation of any of the Transferred Assets, including, without limitation, writing down the value of Inventory or writing off Accounts Receivable other than in the ordinary course of business;

     (e) any other action or event that would have required the consent of the Buyer pursuant to Section 7.1 had such action or event occurred after the date of this Agreement;

     (f)    waiver of any right except in the ordinary course of business;

     (g) except for intercompany transactions, any loans, advances (other than in the ordinary course of business) or capital contributions by Seller to, or investments by Seller in, any other Person;

     (h) an increase in the compensation or benefits of any of the key employees of the Business except for such increases (which are detailed on Schedule 5.16) as are granted in the ordinary course of business in accordance with its customary practices (which include normal periodic performance reviews and related compensation and benefit increases) or in accordance with the terms of any employment contract or collective bargaining agreement as currently in effect;

     (i) any indemnification agreement, non-compete covenant or nondisclosure agreement entered into by the Seller related to Business other than in the ordinary course of business consistent with past practice;

     (j) other material transactions relating to the Business, other than in the ordinary course of the Business and consistent with past practice;

     (k) Seller has not sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice; or

     (l) agreements or understandings, whether in writing or otherwise, for Seller to take any of the actions specified in items (a) through (k) above.

     5.17 GOVERNMENTAL PERMITS AND LICENSES; COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.17,

     (a) The Seller has conducted the Business and operations of the Business in compliance in all material respects with all applicable provisions of any laws, statutes, ordinances or regulations and such operations are not in violation of any Requirement of Law applicable to the Business;

     (b) (i) Seller has all material licenses, Permits, orders, approvals and other authorizations of or from all Governmental Authorities which are necessary in the conduct of the Business as presently being conducted, (ii) such material Permits are in full force and effect, and

(iii) no violations or claimed violations are pending before any Governmental Authority with respect to such material Permits.

     (c) (i) to the Knowledge of Seller, neither the Business nor any employees engaged in the Business is or during the past three years has been under administrative, civil or criminal investigation, indictment or information by any Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract, and (ii) during the past three years, the Seller has not conducted or initiated any internal investigation or made a voluntary disclosure to any Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract of the Business.

     5.18   EMPLOYEES; LABOR RELATIONS.

     (a) Except for items that would not be material, the Seller has paid in full or will accrue on the Closing Balance Sheet all wages, salaries, commissions, bonuses, which will accrue consistent with Seller's normal accounting practices, benefits, and other compensation due to any Division Employee or otherwise arising under any employment related policy, practice, agreement, plan, program, statute or law.

     (b) SCHEDULE 5.18(b) sets forth a correct and complete list of all collective bargaining agreements or similar agreements with any labor organization (the "Collective Bargaining Agreements"), complete copies of which have been made available to the Buyer, covering Division Employees.

     (c)    With respect to the Business, except as set forth on
SCHEDULE 5.18(c), there is no unfair labor practice, charge or complaint, grievance, suit, complaint, charge, arbitration, inquiry, proceeding or investigation pending before the National Labor Relations Board or any other Governmental Authority relating to employment practices, wages, hours, health, safety and terms and conditions of employment, and, to the Seller's Knowledge, none has been threatened. With respect to the Division Employees, except as set forth on SCHEDULE 5.18(c), there are no work stoppages, labor strikes, slowdowns, material disputes or lockouts pending, or to Seller's Knowledge, threatened against or affecting the Business, no material unsatisfied judgments relating to claims, grievances, arbitration proceedings, workers' compensation proceedings other than standard employee medical, temporary total, permanent partial and applications for increase in permanent partial disability benefits currently covered by the Seller's past and present workers compensation insurance. The Seller is not a party to or otherwise bound by, any consent decree with, or citation by, any government agency relating to any Division Employee or employment practices, wages, hours, health, safety, and terms and conditions of employment with respect to the Business.

     5.19   EMPLOYEE BENEFITS.

            (a) SCHEDULE 5.19(a) lists all material Employee Benefit Plans (other than Employee Benefit Plans which are ERISA Plans) and all Employee Benefit Plans which are ERISA Plans maintained by the Seller with respect to the Business. The Seller has furnished or made available to the Buyer (i) a complete and correct copy or description of each such Employee Benefit Plan; (ii) the most recent summary plan description for the Pension Plan and Welfare Plans; (iii) the most recent determination letter issued by the Internal Revenue Service for the Pension Plan; (iv) the two most recent annual reports (Form 5500 series) and accompanying schedules for the Pension Plan and Welfare Plans; and (v) the most recent actuarial report for the Pension Plan which is a defined benefit plan within the meaning of Section 3(35) of ERISA.

            (b) Each Employee Benefit Plan has been maintained in all material respects in accordance with its terms and with the requirements prescribed by Law, including but not limited to ERISA and the Code.

            (c) Except as set forth on SCHEDULE 5.19(c), with respect to the Division Employees, there are no actions, suits, arbitrations or other proceedings (other than routine claims for benefits), and to the Sellers' Knowledge, there are no threatened actions, suits, arbitration, or other proceedings against any Employee Benefit Plan.

            (d)     All contributions required to be made to an Employee
Benefit Plan by Law or by any Employee Benefit Plan document or contractual undertaking, and all premiums due or payable with respect to any insurance policy funding any Employee Benefit Plan for the time period through the date hereof, have been timely made or paid in full, or to the extent not required to be made or paid on or before the date hereof, have been reflected on the Closing Balance Sheet. No liability under Title IV of ERISA or Section 302 of ERISA has been incurred by Seller or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Seller or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the PBGC (which premiums have been paid when due). No Pension Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent plan year of each Pension Plan ended prior to the Closing Date. There has been no application for the waiver of the minimum funding standards imposed by Section 412 of the Code.

            (e) No Pension Plan is a "multiemployer pension plan" within the meaning of Section 3(37) of ERISA and the Seller does not have any liability under ERISA for any complete or partial withdrawal from any such multiemployer plan.

            (f) The Internal Revenue Service has issued a favorable determination letter with respect to the Pension Plan (and related funding arrangement) which has not been revoked and no circumstance or event exists or has occurred which could adversely affect such qualified status thereof.

            (g) The PBGC has not instituted proceedings to terminate the Pension Plan and no condition exists that presents a material risk that any such proceeding will be instituted.

            (h) Each Welfare Plan that provides medical benefits to Division Employees has been operated in compliance in all respects with the requirements of Sections 601 through

608 of ERISA and Section 4980B of the Tax Code ("COBRA") relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease.

            (i) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee of the Business to severance pay, unemployment compensation or any other payment (other than retention bonuses), except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or (iii) require the immediate funding or financing of any compensation or benefits, which could reasonably become a liability of Buyer.

     5.20 LIABILITIES. Except as set forth and reserved for on the Financial Statements, the Seller has no outstanding material claims, liabilities or indebtedness, fixed or contingent, or obligations of any nature, whether accrued, absolute, contingent, threatened or otherwise, whether due or to become due, with respect to the Business, other than (a) liabilities incurred in the ordinary course and conduct of the Business since January 1, 2002 which do not involve indebtedness for borrowed money and (b) claims, liabilities or indebtedness of the type not required to be disclosed in the Financial Statements or notes thereto in accordance with Seller's Accounting Principles.

     5.21 EMPLOYEE SAFETY. Except as set forth on SCHEDULE 5.21, with respect to the Business, the Seller (a) is not, nor since January 1, 2001 has it been, subject to an investigation by the U.S. Department of Labor or similar state or local agencies over compliance with OSHA or any similar state or local statute and the rules and regulations promulgated thereunder ("Safety Laws"), or (b) since January 1, 2001, has not received nor has it paid any fine, penalty or citation relating to or arising out of a violation or alleged violation of any Safety Laws during the past two years.

     5.22   CUSTOMER ASSETS; LOCATION OF ASSETS. Except as disclosed on
SCHEDULE 5.22, all Personal Property owned by the Business and included in the Transferred Assets is located at the Facilities, except for immaterial Personal Property.

     5.23   GOVERNMENT CONTRACTS.

     (a)    Except as set forth on Schedule 5.23(a), to the Seller's Knowledge,
(i) none of the employees of the Business is or during the last three (3) years has been (except as to routine security investigations) under administrative, civil or criminal investigation, indictment or information by the U.S. Government, (ii) there is not any pending audit or investigation of the Business or any of its employees with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or bid and (iii) during the last three (3) years, the Seller has not made, with respect to the Business, a voluntary disclosure with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or bid relating to the Business, in each case of (i) through (iii) above, other than routine inquiries, audits and reconciliations.

     (b) Except as set forth on SCHEDULE 5.23(b), with respect to the Business, there are (i) no pending or, to Seller's Knowledge, threatened, claims by the U.S. Government or by any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or bid and (ii) no disputes with the U.S. Government under the Contract Disputes Act or any other federal statute, except such as in each case are not reasonably expected to be material.

     (c) Seller has not been debarred or suspended from participation in the award of contracts with the Department of Defense or any other Governmental Authority (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements).

     (d) Except as set forth on SCHEDULE 5.23(d), the rates and rate schedules submitted to the U.S. Government with respect to the Government Contracts included in the Transferred Assets have been closed for all years prior to 2000.

     (e) With respect to each and every Government Contract of the Business that has an Estimate to Complete in excess of $4,000,000:

            (i) Except for deliveries scheduled outside of the delivery date set forth in an applicable contract for which the Seller has not been provided with any notice of default under the applicable contract, Seller has fully complied in all material respects with all terms and conditions of such Government Contract, including all clauses, provisions, and requirements incorporated expressly, by reference or by operation of law therein;

            (ii) Except for contracts containing rate re-opening clauses, no Government Contract is subject to any adjustment in price as a result of a claim by the U.S. Government or U.S. Government prime contractor or subcontractor on the basis of (w) defective pricing pursuant to FAR 52.215-10, FAR 52.215-11, FAR 52.215-12 or FAR 52.215-13, (x) CAS violations pursuant to FAR 52.230-2, (y) any submission for progress payments of invoices or (z) any claims arising out of or related to the Government Contracts occurring on or before the Closing Date; and

            (iii) no money due to the Business has been (or has attempted to be) withheld or set-off.

     (f) Except as set forth on SCHEDULE 5.23(f), to the Seller's Knowledge, no outstanding bid or proposal to provide products or services to a third party in connection with the Business was bid, such that if accepted, such bid or proposal would reasonably be expected to generate an operating profit to the Seller in an amount inconsistent with past practices for the particular type of product of the Business.

     5.24   GOVERNMENT FURNISHED EQUIPMENT.

     (a) The Business is in compliance with all material obligations relating to any equipment or fixtures owned by any Governmental Entity and loaned, bailed or otherwise furnished to or held by the Business.

     (b) SCHEDULE 5.24(b) contains a list of a government-furnished equipment used or held for use by the Business by or on behalf of the U.S. Government. Such schedules are maintained in the files of the Business and are accurate and complete in all material respects and, as of the Closing Date, would contain only those additions and omit only those deletions of equipment and fixtures that have occurred in the ordinary course of business.

     5.25   DISCLAIMER; CROSS REFERENCES.

     (a)    EXCEPT FOR REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER IN
ARTICLE 5, OTHER THAN THE OBLIGATION OF GOOD FAITH AND FAIR DEALING, THE SELLER HAS MADE AND MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL SUCH WARRANTIES BEING EXPRESSLY DISCLAIMED, AND THE BUYER HAS NOT RELIED ON ANY SUCH REPRESENTATIONS AND WARRANTIES, EXCEPT FOR THOSE MADE BY THE SELLER IN ARTICLE
5. THIS AGREEMENT SHALL NOT BE COVERED BY THE WARRANTIES PROVIDED BY ARTICLE 2 OF THE UNIFORM COMMERCIAL CODE OR ANY SIMILAR LAWS OF ANY JURISDICTION. THIS PROVISION SHALL NOT IN ANY WAY AFFECT OR DIMINISH ANY AGREEMENT OR COVENANT CONTAINED IN ANY OTHER SECTION OF THIS AGREEMENT.

     (b) Information to be disclosed in any one Schedule herein referred to may be supplied in any Schedule by cross-reference to any other Schedule.

                                    ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer makes the following representations and warranties to the Seller.

     6.1 ORGANIZATION, EXISTENCE AND STANDING OF THE BUYER. The Buyer is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own or lease its assets, to carry on its business as it is now conducted and to consummate the transactions contemplated by this Agreement and the Related Agreements.

     6.2 CORPORATE AUTHORITY. The entering into and the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by requisite corporate action of the Buyer, and (b) constitutes the legal, valid, and binding obligation of Buyer enforceable against the Buyer in accordance with the terms hereof and (c) no additional corporate or stockholder authorization or consent is or will be required.

     6.3    NO BREACH OF CONTRACT, NO VIOLATIONS OF LAW, NO PRIOR APPROVAL.

     (a) Neither the execution and delivery of this Agreement nor compliance with its terms and provisions will conflict with, result in the breach or violation of, or constitute a default under, any of the terms, conditions, or provisions of (i) the Buyer's Certificate of Incorporation or By-laws or other organizational or governing documents of the Buyer; (ii) any agreement or instrument to which the Buyer is a party or by which the Buyer is bound; or (iii) any law applicable to the Buyer, other than, in the case of clauses (ii) and (iii) of this Section 6.3(a), conflicts, breaches, violations or defaults which would not have a Material Adverse Effect.

     (b) Other than the filing of a pre-merger notification report under the HSR Act, no filing with, or Permit, authorization, consent or approval of, any domestic or foreign government authority is required for the consummation by the Buyer of the transactions contemplated by this Agreement.

     6.4 LITIGATION. There is no pending, or to the Buyer's knowledge, threatened claim, litigation, proceeding or order of any court or governmental agency or arbitrator or governmental investigation relating to the Buyer, their business or their assets which, if adversely determined, would, individually or in the aggregate, materially impair, hinder or otherwise materially and adversely affect the ability of the Buyer to effect the Closing, or to perform any of its material obligations under this Agreement or any of the Related Agreements.

     6.5 FINDERS, BROKERS AND INVESTMENT BANKERS. Other than Bear Stearns & Co. Inc., whose fees will be the responsibility of the Buyer, no finder, broker or investment banker acting or who has acted on behalf of the Buyer in connection with the transactions contemplated by this Agreement is entitled to receive any commission or finder's fee in connection with such transactions, and to the Buyer's knowledge, no other Person is entitled to receive any commission or finder's fee from the Buyer in connection with such transactions.

     6.6 FINANCING. The Buyer will have on the Closing Date and on the date of payment, if any, required by Section 4.3(g), sufficient funds to pay to the Seller, as the case may be, the Purchase Price and pay all expenses necessary for consummation of the transactions contemplated hereby.

     6.7 NONRELIANCE. In connection with its decision to purchase the Transferred Assets, the Assumed Liabilities and the Shared Liabilities, Buyer, on behalf of itself, its affiliates and its related parties, acknowledge, understand and agree that the Buyer (a) is not relying upon the representations and warranties and information set forth in the Offering Memorandum dated February 2002 and distributed by Quarterdeck Investment Partners, LLC, (b) is not relying upon any forward looking projections, forecasts, budgets, financial data or any other forward looking information (written or oral), with respect to the Business, the Transferred Assets, the Assumed Liabilities or the Shared Liabilities, prepared by or furnished to it by or on behalf of Seller ("FORWARD LOOKING DATA"), (c) recognize that significant uncertainties are inherent in such Forward Looking Data and that Seller has not made any representations or warranties, expressed or implied, relating to the Forward Looking Data, and (d) take full responsibility for making their own evaluation as to the adequacy and accuracy of such Forward Looking Data.

     6.8 DISCLAIMER. EXCEPT FOR REPRESENTATIONS AND WARRANTIES MADE BY THE BUYER IN ARTICLE 6, OTHER THAN THE OBLIGATION OF GOOD FAITH AND FAIR DEALING, THE BUYER HAS MADE AND MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT, AND THE SELLER HAS NOT RELIED ON ANY REPRESENTATIONS AND WARRANTIES EXCEPT FOR THOSE MADE BY THE BUYER IN ARTICLE 6. THIS AGREEMENT SHALL NOT BE COVERED BY THE WARRANTIES PROVIDED BY
ARTICLE 2 OF THE UNIFORM COMMERCIAL CODE OR ANY SIMILAR LAWS OF ANY JURISDICTION. THIS PROVISION SHALL NOT IN ANY WAY AFFECT OR DIMINISH ANY AGREEMENT OR COVENANT CONTAINED IN ANY OTHER SECTION OF THIS AGREEMENT.

                                    ARTICLE 7

                             COVENANTS OF THE SELLER

     The Seller covenants and agrees with the Buyer as follows:

     7.1 CONDUCT OF BUSINESS TO CLOSING DATE. Except upon the written consent of the Buyer, which consent shall not be unreasonably withheld or delayed, the Seller shall and shall cause the Business to, from and after the date hereof until the Closing Date, to be conducted in the ordinary course in substantially the same manner as it is currently conducted including, without limitation, doing the following:

     (a) MAINTAIN TRANSFERRED ASSETS. Consistent with the Seller's past practice, the Seller shall maintain and keep, and shall cause the Business to maintain and keep, the Transferred Assets in at least as good condition and repair, reasonable wear and tear excepted, as the condition and repair the Transferred Assets are in as of the date hereof.

     (b) ACQUISITION AND DISPOSITION OF ASSETS. The Seller shall not, and shall not permit the Business to, (i) acquire any assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the assets (except, in each case, for fair consideration in the ordinary course of business consistent with past practice) of the Seller, relating to the Business or (ii) lease, license, pledge, mortgage or otherwise dispose of or encumber any of the Transferred Assets except for (x) in a manner consistent with the Seller's past practice and in the ordinary course of business, (y) the disposal of any obsolete, unusable or unsaleable Inventory in the ordinary course of business and consistent with past practice.

     (c) PERFORM CONTRACTS AND OTHER OBLIGATIONS. The Seller shall, and shall cause the Business to, perform all of its material obligations under the Disclosed Contracts and any and all other agreements relating to or affecting the Transferred Assets, the Assumed Liabilities or the Shared Liabilities.

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     (d)    OTHER CONTRACTS. Except as set forth on SCHEDULE 7.1(d), the
Seller shall not, and shall not permit the Business to (i) enter into any transaction or make or enter into any Contract outside the ordinary course of business, (ii) other than in the ordinary course of business, terminate, modify, amend or waive compliance with any material provision of, any of the Contracts, or fail to take any reasonable action necessary to preserve the benefits of any Contract to the Business, (iii) cancel any debts or waive any claims or rights involving amounts in excess of $75,000 individually or $150,000 in the aggregate, (iv) pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction thereof in the ordinary course of business and consistent with past practice,
(v) make any capital expenditure or commitment relating to the Business other than as identified in the Capital Expenditure Budget attached as EXHIBIT 7.1(d), or (vi) make any loan to, or enter into any business transaction, agreement, arrangement or understanding of any other nature with, any employee of the Business or any associate of any employee.

     (e) WAGES OR SALARY INCREASES. Except as set forth in SCHEDULE 7.1(c), the Seller shall not, and shall not permit the Business to (i) grant any increases in wages, salaries or benefits of any of the Division Employees employed exclusively or primarily in the conduct of the Business, except increases in the ordinary course of business in accordance with the Business's existing policies and except for increases in wages and/or benefits as required by a Collective Bargaining Agreement, (ii) enter into any employment agreements with respect to any employees of the Business, (iii) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing plan, agreement or arrangement to any officer or employee of the Business, whether past or present, or (iv) with respect to the Division Employees and except for matters required by the Collective Bargaining Agreement or matters applicable to Seller's employees generally, commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any Division Employee, or to terminate or amend any of such plans or any of such agreements in existence on the date of this Agreement.

     (f) MAINTAIN RELATIONSHIPS OF CUSTOMERS AND SUPPLIERS. The Seller shall, and shall cause the Business to, use its reasonable efforts, consistent with past practices, to preserve relationships with employees, customers and suppliers with whom the Business deals.

     (g) TRANSFER OF THE TRANSFERRED ASSETS. The Seller shall not, and shall not permit the Business to, take any action that would prevent the transfer of the Transferred Assets to the Buyer pursuant to the terms of this Agreement free and clear of all Liens, other than Assumed Liabilities, Real Property Permitted Exceptions and Personal Property Permitted Exceptions.

     (h) BOOKS AND RECORDS. The Seller shall, and shall cause the Business to, maintain its books, accounts and records with respect to the Business and the Transferred Assets, the Assumed Liabilities and the Shared Liabilities in the usual, regular and ordinary manner, on a basis consistent with prior years, and comply with all laws in all material respects.

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     (i)    PERMITS. The Seller shall, and shall cause the Business to, keep and maintain all Permits in full force and effect, continue its business pursuant to such Permits and take all steps necessary to meet requirements on pending applications for Permits in all material respects.

     (j) AGREEMENTS REGARDING CONDUCT OF BUSINESS. Except as provided in this Agreement, the Seller shall not, and shall not permit the Business to, enter into any agreement to do any of the foregoing.

     7.2    ACCESS BY THE BUYER TO PROPERTIES AND RECORDS; FURNISHING
INFORMATION.

     Subject to the provisions of the Confidentiality Agreement, any applicable laws or regulations, including, without limitation, those prohibiting disclosure of information to non-US citizens, and the terms of any contracts of the
Business:

     (a) Following the date hereof, authorized representatives of the Buyer shall have reasonable access during normal business hours to all premises, properties, books, contracts and documents relating to the Business, the Transferred Assets, the Assumed Liabilities, and the Buyer's share of the Shared Liabilities. The Seller's representative, or such other person as the Seller's representative may designate, may attend all meetings held between the Buyer or its authorized representatives and any employees, customers or suppliers of the Business or any representative thereof. In no event shall Buyer communicate with any customer, supplier, or employee of the Business about the Transaction or about the Business without the prior written consent of the Seller. Notwithstanding the foregoing, the Buyer may communicate with the Vice President and General Manager and Business Unit Manager following the date hereof.

     (b) From and after the Closing Date, the Seller will make available to the Buyer, from time to time as the Buyer may reasonably request, copies of such of the records retained by the Seller relating to the Business, the Transferred Assets, the Assumed Liabilities, and the Buyer's share of the Shared Liabilities.

     (c) From and after the Closing Date, the Seller shall cooperate with the Buyer's reasonable requests for assistance, which assistance shall include the right to examine work papers and such other documents, including interim financial data, reasonably necessary for the Buyer's preparation of audited financial statements of the Business for the fiscal years ended 1999, 2000 and 2001 and any subsequent interim periods as the Buyer may be required to prepare pursuant to applicable statutes or regulations.

     7.3 COMPLIANCE WITH CONDITIONS. The Seller shall use reasonable efforts to cause the conditions in Article 14 to be satisfied at or prior to the Closing Date.

     7.4 THIRD-PARTY CONSENTS. The Seller shall use its reasonable efforts to obtain, on or prior to the Closing Date, all of the consents and approvals of Third Parties set forth on SCHEDULE 7.4.

     7.5 NOTIFICATION TO THE BUYER OF DAMAGE OR DESTRUCTION OF TRANSFERRED ASSETS OR MATERIAL CHANGES. The Seller shall give the Buyer written notice promptly upon becoming aware of any material change in the Transferred Assets or any portion thereof.

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

     7.6 TRANSFER OF WARRANTIES. In the event that any of the Transferred Assets are under any warranty or vendor's indemnification agreement from the manufacturer or the original seller thereof, the Buyer shall be entitled to the benefit of the warranty or vendor's indemnification agreement to the extent that the warranty or vendor's indemnification agreement is available to the transferee, and the Seller shall execute such instruments as may be required to transfer the warranty to the Buyer.

     7.7 TRANSITIONAL USE OF TRADE NAMES, TRADEMARKS AND LOGOS. The Buyer and the Seller recognize that certain Inventory and labels and containers, as well as promotional material relating to the Business, being sold to the Buyer under this Agreement may bear the trade names including the words "Eaton Corporation", "Eaton", "Eaton Navy Controls Division" or "Cutler-Hammer", and may bear other logos or marks associated therewith including those set forth on SCHEDULE 7.7, which trade names, logos and marks are not being assigned or licensed (except as otherwise set forth herein) to the Buyer. The Seller agrees that the Buyer shall be permitted to sell such Inventory and use such labels, containers and promotional material for a period not exceeding three (3) months after the Closing Date; PROVIDED, HOWEVER, that Buyer maintains, at a minimum, the same quality of products as maintained by Seller immediately preceding the sale and that internal storage and material handling containers that currently bear such trade names, logos or marks and that remain within a Facility may continue to bear such trade names, logos or marks for a period not exceeding six (6) months after the Closing Date. In no event shall the Buyer be entitled to the use of the trade names and untransferred logos, trademarks and service marks in advertising such Inventory. The Buyer shall remove the Seller's and its Affiliate's trade names and untransferred logos, trademarks and service marks from signage as soon as reasonably practicable, but in no event later than two
(2) months from the Closing Date, and from tooling or other Transferred Assets used in production, including tooling or Transferred Assets used to stamp or mold the Seller's trade names, logos or marks on product, as soon as reasonably practicable, but in no event later than three (3) months after the Closing Date.

     7.8 NEGOTIATIONS WITH THIRD PARTIES. From the date hereof through the Closing Date, neither the Seller nor any of their respective officers, directors, agents or employees will initiate or solicit proposals or conduct negotiations for the sale, transfer or other disposition of the Business or any portion thereof with any prospective purchasers other than the Buyer.

     7.9 UPDATE OF SCHEDULES. The Seller shall promptly notify the Buyer, prior to the Closing Date, of any changes in the information contained in the Schedules or Exhibits or in any document or information supplied to the Buyer pursuant to a Schedule or Exhibit.

     7.10   COVENANT NOT TO COMPETE.

     (a) The Seller agrees that for a period of three (3) years after the Closing Date, neither it, nor any Affiliate of Seller shall, directly or indirectly, through equity ownership or otherwise own, manage, operate, join, control or participate in the ownership, management, operation or control of any business whether in corporate, proprietorship or partnership form or otherwise as more than a fifteen percent owner in such business where such business competes with the Business as it is operated on the Closing Date. The Seller specifically acknowledges and agrees that the remedy at law for any breach of this Section 7.10 will be inadequate and that the Buyer, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this
Section 7.10 should ever be deemed to exceed the limitation provided by applicable law, then the Parties agree that such provisions shall be reformed to set forth the maximum limitations permitted.

     (b) Notwithstanding anything in Section 7.10(a) to the contrary, nothing in this Agreement shall prohibit or limit the Seller or any Affiliate thereof from:

            (1) engaging in any business now being conducted by the Seller or its Affiliates (except for the Business), including, without limitation, the design, development, manufacture, marketing, distribution or remarketing or products which may, in whole or in part, be competitive with products of the Business, including, without limitation, those activities set forth on
SCHEDULE 7.10(b)(1);

            (2) designing, manufacturing, marketing, distributing or remarketing products that Seller or any Affiliates thereof were acquiring from the Business prior to the date hereof for use or resale unrelated to the Business; or

            (3) designing, marketing, distributing or remarketing (a) products that are not prohibited by Section 7.10(a) that include competitive component(s) or (b) products as a replacement part for a component of such larger product.

     (c) Notwithstanding anything in Section 7.10(a) to the contrary, the Seller or any Affiliate thereof may acquire a business engaged in a business that competes with the Business (an "Acquired Business"); provided that the competing portion of the Acquired Business constitutes less than 20% of the revenues of the Acquired Business and less than 20% of such Acquired Business' assets, and if the Seller acts diligently to divest such competitive activity in a commercially reasonable manner.

     7.11 NOVATION OF GOVERNMENT CONTRACTS. As soon as practicable following the Closing, the Buyer shall prepare (with the Seller's assistance, which will include preparation of the initial drafts of the novation requests and furnishing the information required for such requests), in accordance with Federal Acquisition Regulations Part 42.12 and any applicable agency regulations or policies, a written request meeting the requirements of the Federal Acquisition Regulations Part 42, as reasonably interpreted by the Responsible Contracting Officer (as such term is defined in Federal Acquisition Regulations
Part 42 (P) 42.1202(a)), which shall be submitted by the Seller to each Responsible Contracting Officer (i) to recognize the Buyer as the Seller's successor-in-interest to all the Transferred Assets constituting a Government Contract; and (ii) to enter into a novation agreement (a "Novation Agreement") in form and in accordance with government requirements, pursuant to which, subject to the requirements of the Federal Acquisition Regulations Part 42, all of Seller's right, title and interest in and to, and all of Seller's obligations and liabilities under, each such Government Contract shall be validly conveyed, transferred and assigned and novated to the Buyer by all parties thereto. The Seller and the Buyer shall each use all reasonable efforts to obtain all consents, approvals and waivers required for the purpose of processing, entering into and completing the Novation Agreements with regard to any of the Government Contracts, including responding to any requests for information by the U.S. Government with regard to such Novation Agreements. Until such time as the Novation Agreements are completed, the Buyer and the Seller will operate with respect to the applicable Government Contract pursuant to the terms of an Agency Designation in the form of EXHIBIT 7.11A hereto or such other arrangements as have been made between them.

     7.12 SELLER'S COOPERATION FOR AUDITS. If requested by Buyer, Seller will, whether before or after the Closing, promptly cooperate in the preparation of historically required audited financial statements related to the Business at Buyer's expense and under the reasonable direction of Buyer.

                                    ARTICLE 8

                             COVENANTS OF THE BUYER

     The Buyer covenants and agrees with the Seller as follows.

     8.1 COMPLIANCE WITH CONDITIONS. The Buyer shall use its reasonable efforts to cause the conditions in Article 13 to be satisfied at or prior to the Closing Date.

     8.2 MAKE RECORDS AVAILABLE. From and after the Closing Date, the Buyer shall make available to the Seller, from time to time as the Seller may reasonably request, copies of such of the records transferred to the Buyer by the Seller pursuant to this Agreement as may be reasonably required by Seller to enable it to defend against or assert claims related to or arising from ownership of the Transferred Assets or the conduct of the Business by the Seller prior to the Closing Date and to handle Tax and financial audits involving the Business; PROVIDED, HOWEVER, that the Seller agrees to hold such records in confidence, except to the extent required to defend or assert such claims and to handle such audits, and to return the same to the Buyer promptly upon the conclusion of their use by the Seller for the purposes herein specified. The Buyer shall also make Buyer's employees available to assist in connection with such claims when reasonably requested by Seller.

     8.3 THIRD PARTY CONSENTS. The Buyer shall use its reasonable efforts to obtain, on or prior to the Closing Date, all of the consents and approvals of Third Parties set forth on SCHEDULE 7.4.

                                    ARTICLE 9

                                MUTUAL COVENANTS

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

     9.1 TRANSITION SERVICES AGREEMENTS. The Seller and Buyer shall in good faith negotiate and enter into transitional services agreements on commercially reasonable terms and in a form mutually agreeable to both parties (the "Services Agreements").

     9.2 PAYMENTS RECEIVED. The Seller and the Buyer agree that, after the Closing Date, they shall hold and shall promptly transfer and deliver to the other, from time to time as and when received by them and in the currency received by them, any cash, checks with appropriate endorsements, or other property that they may receive on or after the Closing Date which properly belongs to the other Party, including, without limitation, any payments of accounts receivable and insurance proceeds, and shall account to the other for all such receipts. In the event of a dispute between the Parties regarding their respective obligations hereunder, the Parties shall cooperate and act in good faith to promptly resolve such dispute and, in connection with such cooperation, allow each other reasonable access to the records of the other relating to such disputed item.

     9.3 FURTHER ASSURANCES. From time to time after the Closing Date, the Buyer and the Seller shall, at their own expense, execute and deliver, or cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer and to make all filings with and to obtain all consents, approvals or authorizations of any governmental or regulatory authority or any other Person under any Permit and take all such other actions as such Party may reasonably be requested to take by the other Party to this Agreement, consistent with the terms of this Agreement, in order to effectuate better the provisions and purposes of this Agreement and the transactions contemplated by this Agreement.

     9.4    COVENANT REGARDING PERSONNEL.

     (a) Except for the Employees set forth on SCHEDULE 9.4(a), Seller agrees that, for a period of two (2) years after the Closing Date, it shall not, and shall cause its Subsidiaries and Affiliates not to, without first obtaining the written consent of the Buyer, which consent may be withheld for any reason, directly or indirectly solicit or attempt to hire any person who is employed by the Buyer or its Subsidiaries or Affiliates in the Business to leave his or her employer or to become an employee of the Seller or any of its Subsidiaries or Affiliates. The foregoing shall not prohibit (i) the Seller or its Subsidiaries or Affiliates from soliciting or employing any individual who has received notice of termination from, or ceases to be employed by, the Buyer or its Subsidiaries or Affiliates prior to the first time such individual discussed with any representative of the Seller or its Subsidiaries or Affiliates employment by such party, and (ii) the Seller or its Subsidiaries or Affiliates from employing an individual who responds to a general solicitation of employment by such party.

     (b) Except as contemplated by this Section 9.4, the Buyer agrees that, for a period of two (2) years after the Closing Date, it shall not, and shall cause its Subsidiaries and Affiliates not to, without first obtaining the written consent of the Seller, which consent may be withheld for any reason, directly or indirectly solicit or attempt to solicit any person who is or was employed by the Seller or its Subsidiaries or Affiliates to leave his or her employer or to become an employee of the Buyer or any of its Subsidiaries or Affiliates. The foregoing shall not prohibit (i) the Buyer or its Subsidiaries or Affiliates from soliciting or employing any individual who has received notice of termination from, or ceases to be employed by, the Seller or its

Subsidiaries or Affiliates prior to the first time such individual discussed with any representative of the Buyer or its Subsidiaries or Affiliates employment by such party, and (ii) the Buyer or its Subsidiaries or Affiliates from employing an individual who responds to a general solicitation of employment by such party.

     9.5 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 8.1), each party will use all reasonable efforts to cause the Closing to occur as promptly as practicable. Each of Seller and Buyer will promptly notify the other promptly after learning of the occurrence of any event or circumstance which would reasonably be expected to cause any condition to Closing not to be satisfied.

     9.6    CERTAIN EMPLOYEE BONUSES.

     (a) The Buyer shall be responsible for and shall pay to the eligible Transferred Employees the incentive compensation amounts for 2002 under the Executive Incentive Compensation Program (the "Executive Program") based on targets reached for the entire 2002 calendar year as if (i) the eligible Transferred Employees were individuals eligible for the Executive Program, and
(ii) the transactions contemplated by this Agreement had not occurred, subject to reimbursement by the Seller as described below. The Seller shall provide the Buyer with a list of the amounts to be paid to each eligible Transferred Employee under the Executive Program within ninety (90) days following the last day of the 2002 calendar year (the "2002 Executive Incentive Payments"). Within fifteen (15) days following the Buyer's receipt of the list of the 2002 Executive Incentive Payments, the Buyer shall pay the 2002 Executive Incentive Payments to the eligible Transferred Employees entitled to such payments and the Seller shall, within fifteen (15) days following receipt of the invoice from the Buyer for the 2002 Executive Incentive Payments, reimburse the Buyer in an amount equal to the total 2002 Executive Incentive Payments multiplied by a fraction, the numerator of which is the number of months in 2002 prior to and including the month in which the Closing Date occurs, and the denominator of which is 12. The Buyer agrees to provide the Seller with any information, material, reports, or statements as may be reasonably necessary for purposes of the Seller's determination of the amounts payable as 2002 Executive Incentive Payments. In addition, Seller and Buyer shall each be responsible for, and shall pay, for 50% of the aggregate incentive payments to be made under the Sales Commission Plan to eligible participants with respect to 2002; provided however, that Seller shall be credited for any payments made to such participants in 2002 prior to the Closing Date.

     (b) Seller shall be responsible for, and shall pay, the bonuses and other payments set forth on SCHEDULE 9.6(b)(i) arising out of the agreements and policies described therein. Buyer shall be responsible for, and shall pay, the bonuses and other payments set forth on SCHEDULE 9.6(b)(ii) arising out of the agreement and policies described therein.

     9.7    HSR/COMPETITION ACT FILINGS; OTHER GOVERNMENTAL FILINGS.

     (a) Subject to the terms and conditions of this Agreement, Buyer and Seller will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each of Buyer and Seller agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act (an "HSR Filing") with respect to the Transaction as promptly as practicable and in any event within ten (10) business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. In connection with such HSR Filing, Buyer and Seller shall each request early termination of the waiting period.

     (b) In connection with the efforts referenced in Section 9.7(a) to obtain all requisite approvals and authorizations for the Transaction under the HSR Act or any other Antitrust Law, each of the Buyer and Seller shall use its reasonable best efforts to cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the Transaction and permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other governmental authority or, in connection with any proceeding by a private party. Each of the parties hereto will coordinate and cooperate fully with the other parties hereto in exchanging such information and providing such assistance as such other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act. Any competitively sensitive information that is disclosed pursuant to this
Section 9.7 will be limited to each of the Buyer's and Seller's respective counsel and economists pursuant to a separate customary confidentiality agreement. For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

     (c) In furtherance and not in limitation of the covenants of the parties contained in Section 9.7(a) and 9.7(b), each of the Buyer and Seller shall use its best efforts to resolve such objections if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of the Buyer and Seller shall cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, including, without limitation, vigorously defending in litigation on the merits any claim asserted in any court by any party through a final and nonappealable judgment.

     (d) If any objections are asserted with respect to the Transaction under any Antitrust Law or if any suit is instituted by any government authority or any private party challenging any of the Transaction as violative of any Antitrust Law, each of the Buyer and Seller shall use its best efforts to resolve such objections or challenge as such governmental authority or private party may have to such transactions under such Antitrust Law so as to permit consummation of the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each of the Buyer and Seller (and, to the extent required by any governmental authority, its respective Subsidiaries and Affiliates over which it exercises control) shall be required to pursue a resolution with any governmental authority and, if acceptable to any governmental authority, enter into a settlement, undertaking, consent decree, stipulation or other agreement with such governmental authority regarding antitrust matters in connection with the transactions contemplated by this Agreement (each, a "Settlement"). Notwithstanding anything else contained in this Agreement, neither the Buyer nor the Seller shall be required to enter into any Settlement that requires the Buyer and/or the Seller to sell or otherwise dispose of assets of the Buyer and its Subsidiaries and/or the Seller and its Subsidiaries (any such action, a "Divestiture") if such Divestiture would have a Material Adverse Effect on the business of the Buyer or the Seller.

     (e) The Seller hereby acknowledges that Buyer will lead the process to obtain all necessary waivers, consents and approvals, and to effect all necessary filings under the Antitrust Law, and that Buyer's reasonable determination after consultation with the Seller as to the appropriate course of action to obtain such waivers, consents and approvals will be final, provided that, the foregoing shall not limit in any respect any of the parties' obligations under this Agreement.

     (f) Each of the Parties shall pay its own filing fees required in connection with all filings of the Parties under the HSR Act and any other Antitrust Law.

     9.8 CONFIDENTIALITY AGREEMENT. Seller and Buyer agree that the Confidentiality Agreement dated January 9, 2002 (the "Confidentiality Agreement") between Buyer and Seller shall remain in full force and effect and binding upon Seller and Buyer at all times prior to the Closing Date in accordance with its term and after any termination of this Agreement, and each agrees to comply with the terms of such agreement.

     9.9    SUPPLY AGREEMENT.

            (a) The Seller and the Buyer shall in good faith negotiate and enter into a Supply Agreement on commercially reasonable terms and in a form mutually agreeable to both parties relating to the provision of specified products and/or services by the Seller to the Buyer following the Closing Date (the "Supply Agreement").

     9.10 WARRANTY AGREEMENT. Subject to the limitations set forth below, Buyer shall, at Buyer's sole cost and expense ("Buyer's Obligation"): (i) repair or replace any products of the

Business found to be defective under the terms of a written warranty that were shipped by Seller on or prior to the Closing Date ("Warranty Products"). Notwithstanding anything to the contrary in the foregoing, the cost and expense of Buyer's Obligation shall not exceed (i) the amount reserved for Warranty Products on the Closing Balance Sheet ("Balance Sheet Obligation") PLUS (ii) in each case, twenty percent (20%) of the total cost of repairing or replacing any single Warranty Product, which, in each case, shall not exceed $1,000,000 (collectively with the Balance Sheet Obligation, "Buyer's Payment Obligation"). The cost and expense of Buyer's Obligation exceeding Buyer's Payment Obligation shall be reimbursed by Seller to Buyer ("Seller's Reimbursement Obligation") as provided below. Seller's Reimbursement Obligation under this Section 9.10 shall only apply to Warranty Products with respect to which Buyer provides Seller a copy of the related customer complaint and a written summary of the Warranty Product's disposition supporting the claim that the costs were covered by the related warranty obligation of the Business and the material and labor costs of such disposition. The hourly labor rate to be charged to Seller pursuant to this
Section 9.10 shall be no greater than $70.00.

                                   ARTICLE 10

                         EMPLOYEES AND EMPLOYEE BENEFITS

     10.1 OFFER OF EMPLOYMENT. Buyer agrees to offer immediate employment as of the day following the Closing Date (the "Effective Date") to the Division Employees who are not subject to the Collective Bargaining Agreements immediately prior to the Closing Date (the "Non-Union Division Employees"), but excluding those Division Employees identified on SCHEDULE 10.1 or who are on long-term disability leave of absence. Inactive Employees as of the Closing Date will remain employed by Seller and will remain the responsibility of Seller; provided however, that Buyer will offer employment to such Inactive Employees who are able to return to work under Seller's employment policies within the twelve-month period following the Closing Date and upon acceptance of such offer of employment and return to work, such employees shall be treated as Active Employees of Buyer. In the case of an Inactive Employee who is absent from a position of employment by reason of service in uniformed services within the meaning of the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), Buyer will offer employment within the period provided in USERRA for reemployment rights. Employment for Non-Union Division Employees shall be offered on such terms and conditions (including but not limited to compensation and benefit programs) that are substantially comparable, in the aggregate, to the terms and conditions provided by Seller to such Non-Union Division Employees as of the Closing Date. In addition, Buyer agrees to consider offering employment to any Non-Union Division Employee who is absent due to long-term disability on the Closing Date and who is able to return to work within the 12-month period following the Closing Date. Non-Union Division Employees who accept Buyer's offer of employment and become employees of the Buyer as set forth in this Section 10.1 shall be referred to as "Transferred Employees".

     10.2 SEVERANCE PAYMENT RESPONSIBILITIES. For a period of at least one year after the Effective Date, Buyer shall assume all liabilities, responsibilities, and obligations for severance payments or other separation benefits to which any Transferred Employee whose termination

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occurs after the Closing Date may be or become entitled as a result of the acquisition of the Business by Buyer, including, without limitation, any claim which might be made against either Seller or Buyer at any time and any obligations to any Transferred Employee as set forth on SCHEDULE 10.2. During such one-year period, such severance payments shall be determined pursuant to the severance program of Seller in effect on the Closing Date.

     10.3   EMPLOYEE BENEFIT PLANS.

     (a)    WELFARE PLANS AND BENEFIT ARRANGEMENTS. Seller and Buyer agree that:

            (i) For a period of at least one year after the Closing Date, Buyer shall provide Transferred Employees with employee welfare plans and programs ("Buyer's Welfare Plans") and benefit arrangements ("Buyer's Benefit Arrangements") which are substantially comparable, in the aggregate, to the Welfare Plans and Benefit Arrangements on the Closing Date.

            (ii) Buyer's Welfare Plans which provide medical, dental, vision, and health benefits to Transferred Employees shall provide such benefits pursuant to Section 10.3(a)(i) without the applicability of any pre-existing physical or mental condition restrictions (other than those in effect on the Closing Date under a Welfare Plan) and to the extent that a Transferred Employee has satisfied in whole or in part any annual deductible amount with respect to the calendar year in which the Closing Date occurs or paid any expenses pursuant to a co-insurance provision under a Welfare Plan on the Closing Date, such Transferred Employee shall be credited with such amounts under the applicable Buyer's Welfare Plan.

            (iii) Buyer shall provide health care continuation coverage pursuant to COBRA to any eligible Transferred Employee (or dependents thereof) on and after the Effective Date.

            (iv) Except as may be provided for under a Transition Services Agreement, Buyer shall be liable and responsible for welfare benefit claims with respect to services rendered on or after the Closing Date and Seller shall be liable and responsible for welfare benefit claims with respect to services rendered prior to the Closing Date. Except as specifically otherwise provided herein, coverage of all Transferred Employees under the Welfare Plans or Benefit Arrangements maintained by Seller on the Closing Date, shall cease as of midnight on the Closing Date; provided, however, that coverage under Welfare Plans providing medical, dental, vision, and health benefits to Transferred Employees shall cease on the last day of the month in which the Closing Date occurs.

            (v) Buyer shall be liable, responsible, and obligated for the provision of all vacation and holiday benefits accrued by the Transferred Employees as of the Closing Date, as determined in accordance with Seller's vacation practices in effect on the Closing Date for Division Employees, that have not been paid or provided by Seller prior to the Closing Date to the Transferred Employees to the extent included on the Closing Working Capital Statement. On and after the Effective Date for a period of at least one year, Buyer shall provide each Transferred Employee with an annual paid vacation entitlement at least equal to the annual paid vacation entitlement available under Seller's vacation practices as in effect on the Closing Date and on a going-forward basis after such one-year period, with an annual paid vacation entitlement at least equal to that provided to similarly situated employees of the Buyer.

            (vi) Buyer will be solely liable and responsible for OPEB Obligations for Transferred Employees who retire from Buyer with such benefits on a normal or voluntary basis after the Closing Date.

     (b)    DEFINED BENEFIT PLANS. Seller and Buyer agree that:

            (i) As of the Effective Date, Buyer shall establish one or more new defined benefit plans beginning on the Effective Date, within the meaning of
Section 3(35) of ERISA or amend an existing defined benefit plan (collectively and individually, "Buyer's Pension Plan") for the purpose of covering Transferred Employees and Transferred Union Division Employees and providing benefits thereunder. For the one-year period occurring after the Effective Date, the Buyer's Pension Plan, or a successor thereto, shall provide benefits to each Transferred Employee that are at least equal in all material respects to those benefits provided to him under the Pension Plan in effect on the Closing Date; provided, however, that Buyer is under no obligation to duplicate any modifications to the Pension Plan made by Seller after January 1, 2002 or to continue such comparable benefits beyond said one-year period. Buyer agrees to provide Seller with a copy of the Buyer's Pension Plan, including any amendments thereto adopted prior to Closing as soon as administratively feasible.

            (ii) A Transferred Employee's and a Transferred Union Division Employee's service for eligibility and vesting and, subject to Buyer's receipt of the Transfer Amount and any Transfer Amount Adjustment described in Section 10.3(b)(iii) below, benefit accrual and compensation determination under the Pension Plans shall be recognized under the corresponding Buyer's Pension Plan covering such Transferred Employee to the extent that such factors are recognized under the Pension Plan. Seller agrees to provide Buyer with any information necessary to meet its obligations under this Section 10.3(b)(ii).

            (iii) As soon as administratively feasible after the Closing Date, Seller shall cause the trustee under the Pension Plan to transfer from the trust under the Pension Plan cash assets allocable to the accrued benefits of Transferred Employees and Transferred Union Division Employees and related beneficiaries through the Closing Date to the trustee of the Buyer's Pension Plan in an amount (the "Transfer Amount") which shall equal the amount necessary to satisfy the applicable requirements of Section 414(l) of the Code, ERISA
Section 208, and the regulations thereunder relating to "spinoff" transactions with respect to plans transferred out of controlled groups. For purposes of determining the Transfer Amount, the assumptions used shall be the assumptions used by the PBGC with respect to plan terminations occurring on the Closing Date, except that the interest assumptions shall be the rates specified in PBGC Regs. Section 4044.52 increased by 25 basis points and to the extent permitted by Law, in no case shall the Transfer Amount be less than the PBO. In the event that the PBO is greater than the Transfer Amount so determined and so permitted to be transferred by Law, Seller shall pay Buyer in cash 62 percent of the difference between the PBO and such Transfer Amount. Seller shall cause to be transferred to the trustee under the Buyer's Pension Plan, and Buyer shall cause the trustee under the Buyer's Pension Plan to accept, an amount equal to the Transfer Amount, less any benefit payments made for Transferred Employees and Transferred Union Division Employees after the Closing Date and prior to the transfer date, plus interest for the period between the Closing Date and the transfer date calculated at a per annum rate equal to "LIBOR (3-month)" (as posted in THE WALL STREET JOURNAL) on the second London banking day prior to the Closing Date. Seller shall provide Buyer with Seller's actuary's determination of the Transfer Amount and all the documentation reasonably necessary to enable Buyer's actuary to review and verify Seller's actuary's determination of the Transfer Amount. Buyer shall have 90 days from receipt of Seller's actuary's determination and supporting documentation to review and verify Seller's actuary's determination of the Transfer Amount. If Buyer's actuary believes that a different amount should have been transferred as the Transfer Amount, Buyer, prior to the end of such 90-day period, shall advise Seller of the differential with all documentation related thereto and, if Seller agrees, the differential (the "Transfer Amount Adjustment") shall be transferred from the trust under Seller's Pension Plan to the trust under Buyer's Pension Plan or from the trust under Buyer's Pension Plan to the trust under Seller's Pension Plan as appropriate. If Seller and Buyer are unable to agree on the Transfer Amount Adjustment, the parties will negotiate in good faith to resolve the dispute. If the parties are unable to come to an agreement, Seller and Buyer will agree upon and engage an impartial actuary, who will be entitled to the privileges and immunities of an arbitrator, to resolve any disagreement. This impartial actuary's determination as to any such disagreement (if not contrary to ERISA) will be conclusive, final and binding upon the parties. The parties shall share equally all costs and fees of such impartial actuary. The Transfer Amount Adjustment will include interest for the period between the Closing Date and the transfer date calculated at a per annum rate equal to "LIBOR (3-month)" (as posted in the Wall Street Journal) on the second London banking day prior to the Closing Date. Buyer shall be responsible for satisfying any and all government reporting and/or disclosure requirements applicable to Buyer's Pension Plan. Seller shall be responsible for the filing of Form 5310-A for the Pension Plan. Seller shall furnish to Buyer any information relating to the transfers of assets and liabilities from the Pension Plan to the Buyer's Pension Plan that may be necessary for Buyer to satisfy such requirements, to the extent that such information is not already in the possession of Buyer or any of Buyer's representatives.

            (iv) Notwithstanding any other provisions of this Agreement, Buyer reserves the right to modify or amend the terms of the Buyer's Pension Plan, or successor thereof, at any time with respect to the Transferred Employees after the first anniversary of the Effective Date and to terminate the Buyer's Pension Plan at anytime with respect to the Transferred Employees following the first anniversary of the Effective Date.

     (c) DEFINED CONTRIBUTION PLANS. Effective as of the Closing Date, Transferred Employees and Transferred Union Division Employees shall no longer actively participate in the Eaton Savings Plan (the "ESP") and/or the Eaton Personal Investment Plan (the "EPIP"). Buyer shall designate permit Transferred Employees and Transferred Union Division Employees to rollover "eligible rollover distributions" (as such term is defined in Section 402 of the Code) in cash to a tax-qualified defined contribution plan or plans of Buyer (the "Buyer's 401(k) Plan"). As soon as practicable following the Closing Date, (x) Buyer shall provide Seller with such documents and other information as Seller shall reasonably request to assure itself that Buyer's 401(k) Plan provides for the receipt of the eligible rollover distributions and (y) Seller shall provide Buyer with such documents and other information as Buyer shall reasonably request to assure itself that the accounts of Transferred Employees under the ESP and EPIP, if distributed to such Transferred Employees, would be eligible rollover distributions. Each Transferred Employee who is a participant in the ESP and/or EPIP shall be given the opportunity to elect to "roll over" such account balance to Buyer's 40l(k) Plan, subject to and in accordance with the provisions of such plans and applicable Law.

     (d) SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS. Seller and Buyer agree that:

            (i) As of the Effective Date, Buyer shall establish a new supplemental executive retirement plan or amend an existing supplemental executive retirement plan ("Buyer's SERP Plan") for the purpose of covering any Transferred Employee covered under a supplemental executive retirement plan or an excess benefits plan maintained by Seller on the Closing Date ("Transferred SERP Participant"). For at least the one year period following the Closing Date, such Buyer's SERP Plan, or a successor thereto, shall provide and accrue benefits to each Transferred SERP Participant which are at least equal in all material respects to those benefits that are provided to similarly situated employees of Buyer.

            (ii) A Transferred SERP Participant's service for eligibility, vesting and benefit accrual purposes and his compensation under Seller's supplemental executive retirement or excess benefit plan shall be recognized under the Buyer's SERP Plan to the extent that such factors are recognized with respect to such Transferred SERP Participant under Seller's supplemental executive retirement or excess benefit plan.

     (e) SERVICE RECOGNITION. Any of Buyer's benefit plans, programs, arrangements and policies, including, but not limited to vacation, retirement, incentive compensation, severance, fringe benefit and welfare plans, in which Transferred Employees are eligible to participate shall provide that for purposes of determining eligibility to participate, vesting, and for any schedule of benefits based on service, all service with Seller and any predecessor that is recognized by Seller, shall be recognized.

     (f) CERTAIN RETURNS. In the event that any Inactive Employee or any Non-Union Division Employee who is absent due to long-term disability on the Closing Date is hired by Buyer within the 12-month period following the Closing Date pursuant to Section 10.1, Seller agrees to cause the trustee under the Pension Plan to transfer from the assets of the Pension Plan to the trustee of Buyer's Pension Plan, cash in an amount equal to the PBO liabilities with respect to any such Inactive Employee or Non-Union Division Employee under the Pension Plan. PBO means the projected benefit obligation as defined in Statement of Financial Accounting Standards No. 87 and measured using the actuarial assumptions adopted by Seller for Seller's Pension Plan for purposes of the measurements required for Seller's audited annual financial statements as of December 31, 2001 (December 31, 2002 for any such Inactive Employee or Non-Union Division Employee who is hired on or after January 1, 2003).

     10.4 ENFORCEABILITY. This Article 10 shall survive consummation of the Transaction, and shall be binding on Buyer, its successors and assigns.

     10.5 NO THIRD-PARTY BENEFICIARIES. Neither Buyer nor Seller intend that this Article 10 shall create any rights or interests, except as between Buyer and Seller, and no present or future employees (or any dependents or beneficiaries or representatives of such employees) of either party, or any of their Affiliates shall be treated or deemed as third party beneficiaries in or under this Agreement.

     10.6 COMPARABILITY OF EMPLOYEE BENEFIT PLANS. Buyer agrees that the Buyer's Benefit Arrangements, Buyer's Welfare Plans, Buyer's Pension Plan, Buyer's 40l(k) Plan, and Buyer's SERP Plan shall, after the one-year period following the Closing Date, provide benefits for the Transferred Employees and the Transferred SERP Participants, as the case may be, and their eligible beneficiaries on terms which are comparable to those offered to similarly situated employees of Buyer.

     10.7   WORKERS' COMPENSATION CLAIMS

     (a) Except to the extent contrary to any applicable law, Seller will be responsible for workers' compensation claims of Transferred Employees based on occupational injuries or illnesses which arose out of and during the course of employment with Seller on or prior to the Closing Date.

     (b) Except to the extent contrary to any applicable law, Buyer will be responsible for workers' compensation claims of Transferred Employees based on injuries or illnesses which arise out of and during the course of employment with Buyer after the Closing Date.

     10.8 WARN RESPONSIBILITIES. Buyer represents and covenants that it does not intend to implement a "mass layoff" or a "plant closing", as those terms are defined in the Worker Adjustment and Retraining Act ("WARN"), with respect to the Business and the Transferred Employees within sixty (60) days after the Closing. Buyer agrees that it will give any and all notices required by WARN or similar state law or regulation to the Transferred Employees and that it will indemnify and hold Seller harmless for any and all claims asserted by the Transferred Employees under WARN, or any similar state law or regulation, because of a "mass layoff" or "plant closing" occurring on or after the Closing.

     10.9 UNION DIVISION EMPLOYEES. Seller agrees that Buyer shall not assume any of the Collective Bargaining Agreements and that any and all liabilities, responsibilities and obligations arising from or relating to the Collective Bargaining Agreements shall be retained by Seller. Buyer agrees to offer immediate employment as of the Effective Date to the Division Employees who are subject to the Collective Bargaining Agreements immediately prior to the Closing Date (the "Union Division Employees"). Inactive Union Division employees shall be treated in a manner consistent with Inactive Employees under the provisions of Section 10.1. Such offers shall be bona-fide good faith offers calculated to induce Union Division Employees to accept employment. The Union Division Employees who accept Buyer's offer of employment and become employees of Buyer in accordance with this Section 10.9 shall be referred to as "Transferred Union Division Employees". Seller shall provide reasonable logistical assistance to Buyer in making such offers, but Buyer shall be solely responsible for making the offer, for establishing initial terms and conditions of employment and, to the extent required by law, for recognizing and bargaining in good faith with any union or labor organization representing Transferred Union Division Employees.

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

                                   ARTICLE 11

                           CERTAIN REAL ESTATE MATTERS

     11.1   TITLE COMMITMENT; TITLE POLICY.

     (a) The Seller shall order any and all title commitments (the "Title Reports") and surveys (the "Surveys") of the Owned Real Property and Seller shall deliver such Title Reports and Surveys to Buyer at least fifteen (15) days before Closing.

     (b) Subject to Article 21.1 and to Section 11.3 below, the cost and expense of the Title Reports and Surveys and any transfer, notarial or recording fees or Taxes, shall be shared equally by the Seller and the Buyer.

     11.2 OBJECTIONS. The Buyer shall have ten days after receipt of all of the documents referred to in Section 11.1 to give the Seller written notice of any objections to the conditions or exceptions shown thereon other than Real Property Permitted Exceptions; PROVIDED, HOWEVER, that such objections are limited to those that relate to conditions or exceptions that would have a Material Adverse Effect. Failure to object to any additional condition or exception within said period shall constitute an approval of such condition or exception. If the Buyer gives such notice, the Seller shall have the obligation, prior to the Closing, to use its reasonable efforts to remedy or remove the objectionable condition or exception, or to provide the Buyer with evidence reasonably satisfactory to the Buyer that such condition or exception shall be removed or remedied prior to or concurrently with the Closing. If the Seller cannot so remedy or remove such condition or exception prior to or concurrently with the Closing, the Buyer shall have the right to either waive its objection to such condition or exception and proceed towards the Closing or terminate this Agreement without liability.

     11.3   PARTITION OF MILWAUKEE PROPERTY.

     Promptly following execution of this Agreement, Seller shall cause or direct its agents to cause, at its sole cost and expense, and to diligently pursue such actions or necessary proceedings to conclusion, whether before or after Closing, the subdivision of the Milwaukee property in such a manner that the semiconductor facility is carved out from the property as indicated on the site map attached hereto as EXHIBIT 11.3(a) (the "Milwaukee Property"). The parties shall in good faith negotiate commercially reasonable terms and conditions for a non-recordable lease with respect to the Milwaukee Property. Upon conclusion of the subdivision process, Seller shall cause a survey and title commitment to be delivered to Buyer in accordance with the provisions of
Section 11.1.

                                   ARTICLE 12

                              ENVIRONMENTAL MATTERS

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     12.1   SELLER INDEMNIFICATION.

     (a) Notwithstanding the limitations of Section 19.3, Seller agrees to defend, indemnify and hold Buyer harmless from and after the date of this Agreement against and in respect of any losses, liabilities, damages, deficiencies, attorneys fees or related expenses not reimbursed to Buyer by other third parties, excluding consequential damages (collectively "Losses") resulting from the presence of Hazardous Materials in the environment, including soil and/or groundwater resulting from ownership or operation of the Transferred Assets or the Business or otherwise present on the Owned Real Property or Leased Real Property prior to the Closing Date (but excluding Hazardous Materials that are in compliance as of the Closing Date with Environmental Laws that are on or part of the buildings purchased or leased, such as asbestos or lead paint, or used in operation of the Business after Closing, such as PCB's in electrical equipment), provided that Seller shall indemnify Buyer: (i) only for 50% of the Reimbursable Losses incurred by Buyer, until Buyer has expended $2,000,000 for Reimbursable Losses, after which Seller shall be responsible for all Reimbursable Losses in excess of $4,000,000, and (ii) only with respect to those specific claims for which Buyer has provided written notice to Seller, exclusive of the matter(s) specified in Section 12.1(d), provided further that Buyer shall have no obligation to share costs pursuant to subsection 12.1(a)(i) hereof if the Reimbursable Losses result from a Bona Fide Third Party Claim (defined below). A "Bona Fide Third Party Claim" shall mean a claim by a Governmental Authority or other unrelated third party to perform studies and/or take remedial actions under Environmental Laws that is not triggered, directly or indirectly, by voluntary action of Buyer (e.g., a decision by Buyer to sample soil or groundwater not pursuant to a specific requirement of applicable Environmental
Law). For the avoidance of doubt, sampling by Buyer of Hazardous Materials on or in the buildings or equipment purchased shall be considered voluntary actions unless required by a Governmental Entity. "Reimbursable Losses" means all Losses recoverable by Buyer from Seller under the terms of this Agreement.

     (b) Seller's indemnity obligations under Section 12.1(a) shall survive indefinitely, unless a Phase II Investigation (defined below) is performed on the Owned Real Property, in which event Seller's indemnity obligations under this Article 12 shall expire upon the second anniversary of the date the Phase II Investigation is delivered to Buyer (unless a claim shall have been made in accordance with this Agreement, in which event such claim shall remain the basis for indemnity until such claim is finally resolved or disposed of). A "Phase II Investigation" shall mean a baseline review of environmental conditions on the Owned Real Property that identifies, with reasonable completeness, the nature and extent of any contaminants in soil or groundwater that could reasonably be expected to give rise to significant cleanup obligations under Environmental Laws. Seller shall have the right, but not the obligation, to perform a Phase II Investigation, and if Seller elects to perform a Phase II Investigation:, (i) Buyer shall reasonably cooperate with Seller in providing access to the Owned Real Property and necessary services; (ii) Seller shall provide reasonable advance notice of the proposed scope and methodology of the Phase II Investigation; and (iii) Buyer shall have the right, but not the obligation, to supplement, at its cost with a consultant selected by Buyer, additional investigation of the property, provided that Buyer shall share with Seller all results of such additional investigation. Reimbursable Losses resulting from a Phase II Investigation performed by Seller

(or as supplemented by Buyer after Seller initiates a Phase II investigation) shall be deemed to result from a Bona Fide Third Party Claim.

     (c) Notice of any claim under this Article 12 must include the following: (i) location; (ii) the extent of contamination and the impacted media, if known; (iii) a copy of any notices filed with or received from any Governmental Entity or other person, or, if no such notice has been received or filed, the basis upon which the claimant claims indemnification; and (iv) whether the cleanup was or will be consistent with the conditions set forth in this Section 12.1.

     (d) Notwithstanding the limitations of Section 19.3 or Section 12.1(a) of this Agreement, Seller agrees to defend, indemnify and hold harmless Buyer for Losses arising out of:

            (i) monetary penalties under Environmental Laws relating to operation of the Business prior to the Closing Date;

            (ii) Losses relating to the arrangement for treatment or disposal of Hazardous Materials at locations other than the Real Property in connection with operation of the Business prior to the Closing Date ("Off-site Pre-Closing Disposal Liabilities"), provided that the limitations of Section 12.1(f) shall not apply to such Losses; and

            (iii) Losses resulting from obligations imposed under Environmental Laws by Governmental Authorities arising from any notifications required for this transaction under the Connecticut Transfer Act (Conn. Gen. Statute Section 22a-134).

     (e) In discharging any indemnity obligations under Article 12 of this Agreement, Seller shall have the right, but not the obligation, to direct and control the work (including, without limitation, negotiations with Governmental Authorities), provided that Seller shall provide Buyer advance notice of, and an opportunity to participate in, the design and conduct of any work that could reasonably be expected to affect the operation of the Business. Buyer agrees to cooperate with Seller in the conduct of any investigation and/or remediation, including, without limitation, providing access to property and any necessary services, such as water, sewer and electricity. In designing and conducting any remedial work, Seller will make all reasonable efforts to avoid significant interference with Buyer's operation of the Business. In the event that Buyer is responsible for more than half of the costs of any remedial work, Buyer shall have the right to direct and control the work, provided that Seller will have the right, but not the obligation, to participate in the design and conduct of the work.

     (f) Notwithstanding all other provisions of this Agreement, Seller will be obligated for Losses under this Article 12 only to the extent that:

            (i) the Remediation Standards selected under the applicable Environmental Law are the least stringent remediation standards that are applicable assuming continued industrial use of the affected property unless a more stringent Remediation standard is required by a Governmental Entity; and

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            (ii)    such investigation and/or remediation is conducted using the most cost-effective commercially reasonable methods for investigation, remediation and/or containment (including, without limitation, use of "institutional" or "engineered" controls or deed restrictions limiting use of the property for industrial purposes only) consistent with applicable Environmental Law or the requirements of a Governmental Entity.

     (g) To the extent that the Losses incurred in connection with a clean up are in excess of the Losses that would be incurred for a cleanup meeting the conditions set forth in this Section 12.1, Seller shall have no obligation to indemnify Buyer for such excess Losses.

     (h) If any claim arising under this Article 12 involves contamination that occurred both before and after the Closing Date, the cost of the remediation shall be allocated between Buyer and Seller in proportion to each Party's contribution to the contamination to the extent such contribution can be determined and otherwise in proportion to the period of time after 1954 that Buyer on the one hand, and Seller and any third party with a prior interest on the other hand, has owned or had an interest in the property. With respect to any claim made by the seventh (7th) anniversary of Closing, there shall be a rebuttable presumption that the environmental conditions giving rise to such claim were existing as of Closing, which presumption can be rebutted with any credible evidence.

     (i) The rights and benefits of Buyer under this Section 12.1 shall inure to the benefit of and be binding upon its successors and assigns, and Buyer may assign all or part of its rights and benefits under this Section 12.1 to any other party willing to assume the obligations of Buyer hereunder in a form of assumption reasonably acceptable to Seller. Any such assignment shall not relieve Buyer of its obligations to Seller under this Agreement.

     12.2   EXCLUSIVE REMEDY.

     (a) To the extent that a breach of a representation or warranty set forth in Section 5.12 of this Agreement is the subject matter of the indemnification provided in Section 12.1, the provisions of this Article 12 shall exclusively govern any claims between the parties arising out of such matter and shall take precedence over any contrary term of this Agreement.

     (b) The provisions of this Agreement shall exclusively govern the rights and obligations of the parties respecting claims under Environmental Laws with respect to matters addressed herein, and the parties expressly release each other from any claim they may now or hereafter have against each other under any Environmental Law with respect to such matters, including, without limitation, CERCLA.

     12.3   BUYER INDEMNIFICATION.

     (a) Notwithstanding the limitations set forth in Section 19.3, Buyer hereby agrees to defend, indemnify and hold Seller harmless at all times from and after the Closing Date against and in respect of any Losses arising out of or relating to any claims under Environmental Laws relating to ownership or operation of the Transferred Assets or Business after the Closing Date, except to the extent Seller has agreed to indemnify Buyer as provided herein.

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     (b)    Seller shall promptly notify Buyer in writing of the amount and nature of any claim for indemnification under Section 12.3 of this Agreement.

                                   ARTICLE 13

                     CONDITIONS TO OBLIGATIONS OF THE BUYER

     The obligations of the Buyer under this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Buyer in its sole discretion by delivery of a written notice to that effect to the Seller, which shall constitute a release by the Buyer with respect to such condition.

     13.1 HSR COMPLIANCE. All applicable governmental pre-merger filing requirements under the HSR Act or any similar non-US filing requirements shall have been satisfied and the applicable waiting period requirements under the HSR Act and any similar non-US required waiting periods shall have terminated or expired or any required approvals shall have been received or granted.

     13.2 NO LITIGATION. No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable injunction, order, decree, ruling or charge could be reasonably likely to (w) prevent consummation of any transactions contemplated by this Agreement or related instruments and agreements, (x) cause any transaction contemplated by this Agreement or related instruments and agreements to be rescinded following consummation, or (y) affect adversely the right of the Buyer to own the Transferred Assets or to operate the Business.

     13.3 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller made in this Agreement shall be true and correct: (i) in all material respects as of the date hereof; and (ii) on and as of the Closing Date, as though made on such date, (x) except for those representations and warranties which refer to facts existing at a specific date and (y) except as specifically contemplated by this Agreement, and Seller shall have delivered to Buyer a certificate dated as of the Closing Date and signed by an authorized officer of Seller confirming the foregoing.

     13.4 PERFORMANCE BY THE SELLER. All of the covenants and agreements required by this Agreement to have been performed and complied with by the Seller, if qualified by materiality, shall have been performed and complied with and, if not so qualified, shall have been performed and complied with by the Seller in all material respects prior to or on the Closing Date. The Seller shall have delivered to the Buyer an appropriate certificate to that effect dated the Closing Date.

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     13.5   MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have occurred any changes in the assets, liabilities, earnings or financial condition of the Business or any developments that have had or are reasonably likely to result in a Material Adverse Effect.

     13.6 STATUTORY PROHIBITION. No written or published statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transaction contemplated by this Agreement illegal.

     13.7 REAL ESTATE MATTERS. The provisions in Section 11.2 shall have been satisfied by the Seller or waived by the Buyer and the parties shall have agreed to the terms of a lease for the Milwaukee Property.

     13.8 MATERIAL CONSENTS. The Seller shall have obtained (or caused to be obtained) the Material Consents set forth on SCHEDULE 13.8.

     13.9 INSURANCE. The Seller shall use commercially reasonably efforts to arrange for the assignment of the contracts or other arrangements pursuant to which Seller has been insured or otherwise protected by third parties for nuclear liabilities and/or nuclear material damage, and if Seller is unable to arrange for the assignment of such contracts or other arrangements, Seller agrees to use reasonable efforts to assist Buyer in obtaining similar insurance and/or protection for such nuclear liabilities and/or material damage.

                                   ARTICLE 14

                     CONDITIONS TO OBLIGATIONS OF THE SELLER

     The obligations of the Seller under this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Seller in its sole discretion by delivery of a written notice to that effect to the Buyer, which shall constitute a release by the Seller with respect to such condition.

     14.1 HSR COMPLIANCE. All applicable governmental pre-merger filing requirements under the HSR Act or any similar non-US filing requirements shall have been satisfied and the applicable waiting period requirements under the HSR Act and any similar non-US required waiting periods shall have expired or any required approvals shall have been received or granted.

     14.2 NO LITIGATION. No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable injunction, order, decree, ruling or charge could be reasonably likely to (w) prevent consummation of any transactions contemplated by this Agreement or related instruments and agreements, (x) cause any transaction contemplated by this Agreement or related instruments and agreements to be rescinded following consummation, or

                                       47
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(y) affect adversely the right of the Buyer to own the Transferred Assets or to operate the Business.

     14.3 TRUTH OF REPRESENTATION AND WARRANTIES. The representations and warranties of Buyer made in this Agreement shall be true and correct: (i) in all material respects as of the date hereof; and (ii) on and as of the Closing Date, as though made on such date, (x) except for those representations and warranties which refer to facts existing at a specific date and (y) except as specifically contemplated by this Agreement, and Buyer shall have delivered to Seller a certificate dated as of the Closing Date and signed by an authorized officer of Buyer confirming the foregoing.

     14.4 PERFORMANCE BY THE BUYER. All of the covenants and agreements required by this Agreement to have been performed and complied with by the Buyer, if qualified by materiality, shall have been performed and complied with and, if not so qualified, shall have been performed and complied with by the Buyer in all material respects prior to or on the Closing Date, in each case, except where such nonperformance or noncompliance, taken as a whole, would not reasonably be likely to have a Material Adverse Effect. The Buyer shall have delivered to the Seller an appropriate certificate to that effect dated the Closing Date.

     14.5 STATUTORY PROHIBITION. No written or published statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transaction contemplated by this Agreement illegal.

                                   ARTICLE 15

                                     CLOSING

     15.1 THE CLOSING DATE. The Closing shall take place at the offices of the Squire, Sanders & Dempsey L.L.P., 127 Public Square, 4900 Key Tower, Cleveland, Ohio, at 9:00 A.M. on June 30, 2002, or, if the conditions specified in Articles 13 and 14 have not been fulfilled or waived by such date, no later than the last business day of the month in which the fulfillment or waiver of such conditions shall have occurred or at such other place or on such other day as the Buyer and the Seller shall agree upon in writing. Such date is herein called the "Closing Date." If all of the conditions specified in Articles 13 and 14 shall have been fulfilled or waived in writing by the Buyer or by the Seller, as the case may be, on or by the Closing Date, then, on the Closing Date, the Buyer and the Seller shall make the deliveries set forth in Sections 15.2 and 15.3.

     15.2 DELIVERIES BY THE BUYER. Subject to the terms and conditions of this Agreement, at the Closing, the Buyer shall deliver or cause to be delivered to the Seller:

     (a)    the Purchase Price required by Section 4.1;

     (b)    the Assumption Agreement;

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     (c)    each of the Services Agreements;

     (d)    the License Agreements described in Section 2.4;

     (e)    the Supply Agreement;

     (f)    the lease for the Milwaukee Property;

     (g)    the certificates referred to in Section 14.3 and Section 14.4;

     (h) a copy of all resolutions adopted by the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the Transaction, together with a certificate duly executed by the Secretary or Assistant Secretary of Buyer, stating that such copies are true, complete and correct, and that the resolutions have been duly adopted by Buyer's Board of Directors, and have not been amended since adoption, and remain in full force and effect; and

     (i) such other and further instruments, documents and other considerations as Seller may reasonably deem necessary or desirable, or as may be required to consummate the transaction.

     15.3 DELIVERIES BY THE SELLER. Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall deliver or cause to be delivered to the Buyer:

     (a)    a general assignment and bill of sale in the form set forth on
EXHIBIT 15.3(a);

     (b) assignments of the Seller's ownership rights to each of the Proprietary Rights in form mutually satisfactory to counsel for the Buyer and the Seller hereunder and in recordable form to the extent necessary to assign such rights;

     (c) a general warranty deed of transfer for each of the parcels of real estate included in the Owned Real Property, each in form acceptable for filing with and recording in the records of the appropriate office or land registry office of the township, county or state where such real estate is located, and such other documents required to be delivered by the Seller under Article 11;

     (d)    each of the Services Agreements;

     (e)    the License Agreements described in Section 2.4;

     (f)    the Supply Agreement;

     (g)    the lease for the Milwaukee Property;

     (h)    the certificates referred to in Section 13.3 and Section 13.4;

     (i) separate assignments or other appropriate instruments of transfer to the Buyer of any of the Transferred Assets not appropriately transferred by the documents referred to in clauses (a) through (h) above;

     (j) a copy of the resolution adopted by the Board of Directors of the Seller authorizing the execution and delivery of this Agreement and the consummation of the Transaction, together with a certificate duly executed by the Secretary or Assistant Secretary of Seller, stating that such copies are true, complete and correct, and that the resolutions have been duly adopted by the Seller's Board of Directors, and have not been amended since adoption, and remain in full force and effect; and

     (k) such other and further instruments, documents and other considerations as Buyer may reasonably deem necessary or desirable, or as may be required to consummate the transaction.

     15.4 EFFECTIVE TIME AND RIGHTS TO POSSESSION. Upon delivery by the Buyer and the Seller, as the case may be, of each of the items required by Sections
15.2 and 15.3, the Closing shall become effective as of 11:59 P.M. of the Closing Date.

                                   ARTICLE 16

                            SALES AND TRANSFER TAXES

     The Buyer and Seller shall equally split and pay all sales, use, transfer and documentary Taxes and recording and filing fees, if any, including, without limitation, all foreign, state and local land transfer Taxes, foreign, state and local sales Taxes, and any other charges applicable to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities provided for by this Agreement.

                                   ARTICLE 17

                                   BULK SALES

     The Buyer hereby waives compliance by the Seller with any applicable bulk sales or bulk transfer law applicable in any jurisdiction where the Transferred Assets are located, and the Seller hereby agrees that the provisions of Section
19.1 shall apply to any losses, damages, costs, charges or expenses which the Buyer may sustain as a consequence of the Seller not complying with such bulk sales or bulk transfer laws.

                                   ARTICLE 18

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     18.1 SURVIVAL. All of the representations, warranties, covenants and agreements of the Seller and the Buyer contained in this Agreement and all unasserted claims and causes of action with respect thereto shall terminate upon expiration of the eighteenth full month following the Closing Date, except that:

     (a) the representations and warranties in Section 5.11 (Tax Matters), shall terminate upon the expiration of the applicable statute of limitations;

     (b) the representations and warranties in Section 5.12 (Environmental Matters) shall terminate on the second anniversary of the Closing Date;

     (c) the representations and warranties in Section 5.1 (Organization and Existence), Section 5.2 (Corporate Authority), Section 5.7 (Title to Personal Property), Section 6.1 (Organization, Existence and Standing of the Buyer), and
Section 6.2 (Corporate Authority) shall survive indefinitely;

     (d) the covenants and agreements contained in this Agreement having specific time periods of applicability shall survive the Closing Date for the periods set forth therein; and

     (e) the covenants and agreements of the Buyer to assume the Assumed Liabilities, the Buyer's share of the Shared Liabilities, and the liabilities assumed by the Buyer under Article 10 and to indemnify the Seller with respect to the Assumed Liabilities, the Buyer's share of the Shared Liabilities, and the liabilities assumed by the Buyer under Article 10, all as provided for in clause
(b) of Section 19.2 and the covenants and agreements of the Seller to retain the Retained Liabilities, the Seller's share of the Shared Liabilities, and the liabilities retained by the Seller under Article 10 and to indemnify the Buyer with respect to the Retained Liabilities, the Seller's share of the Shared Liabilities, and the liabilities retained by the Seller under Article 10, all as provided for in clause (c) of Section 19.1 shall (except as otherwise expressly set forth in Article 10) survive indefinitely.

     18.2 NOTICE OF CLAIM. In the event notice of any claim for indemnification is given (as provided for in Article 19) within the applicable survival period, the representations, warranties, covenants and agreements that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

                                   ARTICLE 19

                                 INDEMNIFICATION

     19.1 INDEMNIFICATION OF THE BUYER. Subject to Article 18 and to compliance with Sections 19.3, 19.4 and 19.10, the Seller agrees to indemnify the Buyer and each of its Affiliates, officers, directors, employees and agents against, and hold them harmless from any loss, cost, liability, claim or expense (including, without limitation, costs and expenses of investigation and any action, suit or proceeding and, to the extent permitted by law, reasonable attorney's fees), but excluding consequential damages (collectively, "Indemnified Losses") incurred by the

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Buyer, or any Affiliate or the Buyer, by reason of (a) any breach of any representation, warranty, covenant or agreement of the Seller, or in any certificate or other closing document or instrument furnished by the Seller, pursuant to this Agreement, (b) the existence of, or the failure of Seller to pay, perform and discharge when due, any of the Excluded Liabilities (including, without limitation, any Losses as a result of the failure of Seller to comply with any Bulk Sales Laws referred to in Article 17), or (c) the assertion against the Buyer of any of the Retained Liabilities, the Seller's share of the Shared Liabilities or liabilities retained or assumed by the Seller under
Article 10.

     19.2 INDEMNIFICATION OF THE SELLER. Subject to Article 18 and to compliance with Sections 19.3, 19.4 and 19.10, the Buyer agrees to indemnify the Seller against any Indemnified Losses incurred by the Seller by reason of (a) any breach of any representation, warranty, covenant or agreement of the Buyer, or in any certificate or other closing document furnished by the Buyer, pursuant to this Agreement, or (b) the assertion against the Seller of any of the Assumed Liabilities, the Buyer's share of the Shared Liabilities or liabilities assumed by the Buyer under Article 10.

     19.3 ELIGIBLE CLAIM, THRESHOLD AMOUNT, PAYMENT. A Party may bring a claim seeking indemnification (the "Indemnified Party") under the terms and provisions of Article 19.1(a) only if the aggregate amount of all of such Indemnified Party's claims exceeds one percent (1%) of the Purchase Price (an "Eligible Claim"), as adjusted pursuant to Section 4.3 (the "Threshold Amount"). Until such time as a Party can bring an Eligible Claim or Eligible Claims in the aggregate amount in excess of the Threshold Amount, no right to indemnification under this Article 19 shall arise. In the event that a Party brings an Eligible Claim or Eligible Claims for an amount in excess of the Threshold Amount, such Party shall be entitled to indemnification for the full amount of all Indemnified Losses in excess of the Threshold Amount up to the maximum amount referred to in Section 19.9. NOTWITHSTANDING ANYTHING IN THE FOREGOING TO THE CONTRARY, CLAIMS BY THE BUYER AGAINST THE SELLER IN RESPECT OF THE RETAINED LIABILITIES, THE SELLER'S SHARE OF THE SHARED LIABILITIES, THE SELLER'S LIABILITIES UNDER ARTICLE 10, ARTICLE 12 OR ARTICLE 17, WHETHER OR NOT ANY OF THE FOREGOING LIABILITIES ARE DIRECTLY OR INDIRECTLY RELATED TO ANY REPRESENTATION OR WARRANTY HEREIN, AND CLAIMS BY THE SELLER IN RESPECT OF THE ASSUMED LIABILITIES, THE BUYER'S SHARE OF THE SHARED LIABILITIES, OR THE BUYER'S LIABILITIES UNDER ARTICLE 10 OR ARTICLE 12, WHETHER OR NOT ANY OF THE FOREGOING LIABILITIES ARE DIRECTLY OR INDIRECTLY RELATED TO ANY REPRESENTATION OR WARRANTY HEREIN, SHALL NOT BE SUBJECT TO ANY OF THE LIMITATIONS ON INDEMNIFICATION SET FORTH IN THIS SECTION 19.3, INCLUDING, WITHOUT LIMITATION, THOSE LIMITATIONS RELATING TO ELIGIBLE CLAIMS AND THE THRESHOLD AMOUNT.

     19.4 PROCEDURES FOR CLAIMS. Subject to Section 19.3, any Indemnified Party shall provide written notice of any Eligible Claim to the Party from which it seeks indemnification (the "Indemnifying Party") within thirty (30) days of such Party becoming aware of the existence of such Eligible Claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of

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its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice) stating the amount claimed to be due and payable or an estimate of the Eligible Claim if contingent or unliquidated, a detailed statement of the basis of the Eligible Claim and the provision or provisions of this Agreement under which such Eligible Claim is asserted. Within thirty (30) calendar days after receipt of such notice, the Indemnifying Party shall by written notice to the Indemnified Party either (a) concede liability in whole as to the amount claimed in such notice, (b) deny liability in whole as to such amount, or (c) concede liability in part and deny liability in part. If the Parties are not able to resolve any dispute over a claim brought under this
Article 19 within 30 days after the Indemnified Party receives written notice from the Indemnifying Party denying liability in whole or in part, the Parties shall submit the dispute to the dispute resolution procedure set forth in
Article 22.

     19.5   THIRD-PARTY CLAIMS.

     (a) An Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within thirty (30) days of receipt of written notice from the Indemnified Party of the commencement of or assertion of any lawsuit filed or instituted against the Indemnified Party asserting any claim for which the Indemnifying Party may be responsible under this Agreement (each, a "Third Party Claim"), to assume and conduct the defense of each Third Party Claim with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; PROVIDED, HOWEVER, that such Third Party Claim involves (and continues to involve) solely monetary damages (the "Litigation Condition").

     (b) If the Indemnifying Party does not assume the defense of such Third Party Claim in accordance with this Section 19.5, the Indemnified Party may continue to defend the Third Party Claim. If the Indemnifying Party has assumed the defense of a Third Party Claim as provided in this Section 19.5, the Indemnifying Party shall not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; PROVIDED, HOWEVER, that if (i) the Litigation Condition ceases to be met, or
(ii) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within thirty (30) calendar days (or such shorter period as may be required to defend diligently such Third Party Claim) after receiving written notice from the Indemnified Party that the Indemnified Party believes the Indemnifying Party has failed to take such steps, the Indemnified Party may assume its own defense, and the Indemnifying Party shall be liable for all reasonable costs or expenses paid or incurred in connection therewith.

     (c) Without the Indemnified Party's prior written consent or authorization, the Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim. If the Indemnifying Party does not assume the defense of any such Third Party Claim or litigation resulting from such claim in accordance with the terms of this
Article 19, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate. If the Indemnifying Party seeks to question the manner in which the Indemnified Party defended such Third Party Claim or litigation resulting from such claim or the amount of or nature of any

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such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend such claim in a reasonably prudent manner.

     19.6 EXCLUSIVE REMEDY. Except as otherwise expressly provided in this Agreement, following the Closing, the indemnification provided by this Article 19 shall be the exclusive remedy for the Buyer or the Seller, as the case may be, with respect to this Agreement and the transactions contemplated by this Agreement, except claims for fraud or intentional misrepresentation shall not be limited by the provisions in this Article 19.

     19.7 PAYMENT OF AMOUNTS. If any amount is determined to be due and owing to a Party as a result of any occurrence which gives rise to indemnification obligations under this Article 19, such amount shall be paid promptly by the Indemnifying Party to the Indemnified Party in immediately available funds. All indemnification payments under this Article 19 shall be deemed adjustments to the Purchase Price.

     19.8 TAX AND INSURANCE OFFSET. The amount of any Indemnified Losses suffered by an Indemnified Party shall be reduced by the net effect of any Tax-related benefits or insurance coverage which may be realized by such Party following the date of such Indemnified Losses in respect of or as a result of such Indemnified Losses or the facts or circumstances relating thereto. Notwithstanding the foregoing, it is understood and agreed that the determination of the net Tax effect and/or insurance coverage benefit of any Indemnified Losses, if any, shall not delay payment or indemnification of such Indemnified Losses by the Indemnifying Party. All Indemnified Losses shall be paid or reimbursed promptly upon determination; the Indemnified Party shall promptly reimburse the Indemnifying Party for the net Tax effect benefit of such Indemnified Losses, if any, upon the date of filing of the Tax return with respect to which such Tax benefit is realizable or upon the date of recovery of any insurance proceeds.

     19.9 MAXIMUM AMOUNT OF ANY INDEMNIFICATION. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY SHALL BE REQUIRED TO INDEMNIFY THE OTHER FOR CLAIMS WITH RESPECT TO WHICH INDEMNIFICATION (ON A CUMULATIVE BASIS, INCLUDING PURSUANT TO ARTICLE 12) UNDER THIS AGREEMENT WOULD OTHERWISE BE AVAILABLE IN EXCESS OF AN AMOUNT EQUAL TO 50% OF THE PURCHASE PRICE, AS ADJUSTED PURSUANT TO SECTION 4.3.

                                   ARTICLE 20

                                   TERMINATION

     20.1 GROUNDS. Anything herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned only under one of the following circumstances:

     (a)    Prior to the Closing:

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            (i)     By the Buyer if the conditions set forth in Section 13 have become incapable of fulfillment on or before the Termination Date and shall not have been waived by Buyer, or (z) Seller shall have breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which breach cannot be or has not been cured within thirty (30) days after written notice of such breach has been delivered to the Seller;

            (ii) By the Seller if the conditions set forth in Section 14 have become incapable of fulfillment on or before the Termination Date and shall not have been waived by Seller, or (z) Buyer shall have breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which breach cannot be or has not been cured within thirty (30) days after written notice of such breach has been delivered to the Buyer;

            (iii) By the Seller or the Buyer if the Closing has not occurred on or prior to the Termination Date, unless the absence of such occurrence shall be due to the delay or failure of the Party seeking to terminate this Agreement (or its Subsidiaries or Affiliates) to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Closing; PROVIDED HOWEVER, that if the Closing has not occurred by the Termination Date solely due to the lack of expiration of the applicable waiting period under the HSR Act, then either of the Parties may extend the Termination Date for such period of time as necessary to obtain the required consents and approvals under the HSR Act, provided that such extension shall in no event exceed 180 days after the date of this Agreement without the prior written consent of each of the Parties; or

            (iv) By either the Buyer or the Seller, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, (which order, decree, ruling or other action the parties hereto shall use their reasonable effort to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and through no failure, delay or fault of or breach by the terminating Party (or its Subsidiaries or Affiliates), and such order, decree, ruling or other action shall have become final and nonappealable.

     (b) At any time by the mutual written consent of both the Buyer and the Seller.

     20.2   EFFECT.

     (a) If any of the conditions to the obligations of the Buyer in Article 13 or of the Seller in Article 14 have not been satisfied prior to the Termination Date, the Buyer or the Seller, as the case may be, shall have the right either (i) to terminate this Agreement pursuant to, and with liability allocated as set forth in, this Article 20, or (ii) to waive and release their respective conditions and to proceed with the Closing and the consummation of the transactions contemplated by this Agreement without liability or further obligation with respect to the nonfulfillment of such condition.

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     (b)    In the event that this Agreement is terminated as permitted by
Section 20.1, all obligations of the Seller and the Buyer hereunder shall terminate without liability or further obligations; PROVIDED HOWEVER, if any such termination shall result from the failure, delay or fault of the Buyer or the Seller, or any of their respective Subsidiaries or Affiliates, to fulfill a condition to the performance of the obligations of the other Party, then the Buyer or the Seller, as the case may be, shall retain all rights and remedies provided by law or equity.

     (c) Notwithstanding the foregoing, the Confidentiality Agreement entered into by the Parties, and any other agreements between the Parties that do not expressly provide for their termination, shall survive the termination of this Agreement.

                                   ARTICLE 21

                                    EXPENSES

     21.1   EXPENSES. Subject to Article 20, Section 9.1, Section 11.1(b), and
Article 16, whether or not the transactions contemplated hereby are consummated, each of the Parties will, except in the case of any breach of the terms and provisions of this Agreement for which either the Buyer or the Seller, as the case may be, may be entitled to indemnification under Article 19 hereof, pay its respective expenses, income and other Taxes and costs (including, without limitation, the commissions, fees, disbursements and expenses of its investment bankers, attorneys, accountants and consultants) incurred by it in negotiating, preparing, closing and carrying out this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

                                   ARTICLE 22

                               DISPUTE RESOLUTION

     22.1 NOTICE OF DISPUTE. In the event of a dispute between the Parties arising out of or related to this Agreement or the breach, termination or validity thereof ("Dispute") (except for matters to be resolved by the Independent Accountant pursuant to Section 4.3(c) or by impartial actuary pursuant to Section 10.3(b)(iii)), either Party may invoke the procedures specified in this Article 22 by giving written notice to the other Party. Such written notice will describe the nature of the Dispute, the approximate amount of any monetary claim and shall identify an individual with authority to settle the Dispute on behalf of that Party. The Party receiving such notice shall have fifteen (15) days within which to designate an individual with authority to settle the Dispute on its behalf and to notify the other Party of its designation (the individuals so designated shall be referred to as the "Authorized Individuals").

     22.2 INVESTIGATION; ADR. The Authorized Individuals shall make whatever investigation each deems appropriate and promptly thereafter, but no later than twenty (20) days from the date of the original notice invoking these procedures, shall commence discussions concerning resolution of the Dispute. If the Dispute has not been resolved within forty-five (45)

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days from the date of the original notice invoking these procedures, the Parties shall submit the matter to alternative dispute resolution ("ADR") in accordance with the following procedure.

     22.3 SELECTION OF NEUTRAL. The Parties shall have twenty (20) days from expiration of the forty-five (45) day period referred to in Section 22.2 or the agreement of the Parties to submit the matter to ADR, whichever occurs first, within which to agree upon a mutually acceptable person not then or previously affiliated in any manner with either Party (the "Neutral"). If no Neutral has been selected within that time period, either Party may request the Center for Public Resources, or the American Arbitration Association, to supply within ten
(10) days a list of at least three potential Neutrals with qualifications as specified in the request, or as agreed to jointly by the Parties. Within seven
(7) days of receipt of the list, the Parties shall rank the proposed candidates independently, exchange rankings (ranked numerically with one being the most desired) and select as the Neutral the individual who receives the highest combined ranking who is available to serve. If two or more individuals have the highest ranking and the Parties do not agree within five (5) days as to whom to select, the organization that provided the list of individuals shall select the Neutral from among those individuals with the highest ranking.

     22.4 PREHEARING CONFERENCE. Within twenty (20) days after appointment of the Neutral, the Parties agree to meet with the Neutral for a prehearing conference. Such conference may be held by telephone. At such conference, the Parties shall arrange for the exchange of information in the possession of the other Party, including certain limited depositions where appropriate, and the stipulation of uncontested facts. The Parties shall establish the extent of and schedule for the production of relevant documents, sworn depositions and the identification of witnesses. Should a dispute arise over the extent of document production, appropriate witnesses or the scheduling of any activity, including the hearing location and date, the Neutral shall make a final determination after hearing each Party's position. At such prehearing conference, or at a later scheduled conference as agreed to by both Parties, the location and date for the hearing shall be set which shall not, unless both Parties agree, be more than ninety (90) days from the date of the initial prehearing conference.

     22.5 WRITTEN SUMMARY OF POSITION. One week prior to the scheduled hearing, each Party shall deliver to the Neutral and to the other Party a written summary of its views on the matter in dispute. The summary shall be no longer than twenty double-spaced pages unless the Parties agree otherwise.

     22.6 HEARING. At the hearing each Party shall be represented by the Authorized Individuals and also by counsel. Each Party shall have an agreed-upon time, not to exceed four hours, in order to present its case. The Authorized Individuals shall hear the presentation but shall not participate in them. The Neutral will be permitted to ask questions during the presentation by each side and the Authorized Individuals may ask questions after the conclusion of the other Party's presentation. At the conclusion of such presentations, the Authorized Individuals, without counsel, shall meet with the Neutral to discuss the case in order to reach a resolution. If no settlement is reached, the Neutral will orally summarize the dispute, the strengths and weaknesses of both Parties' positions and give his opinion as to how much the Party seeking recovery or other relief would receive if the matter were resolved through litigation. There shall be no stenographic, visual or audio record made of the hearing.

     22.7 COMMITMENT TO ADR. The Parties agree to participate in the ADR to its conclusion as designated by the Neutral and not to terminate negotiations concerning resolution of the matters in dispute until at least two weeks thereafter. Each Party agrees not to commence a lawsuit or seek other remedies prior to the conclusion of the two-week post-hearing negotiation period; PROVIDED, HOWEVER, that notwithstanding anything to the contrary in this Article 22 or elsewhere in this Agreement, either Party may commence litigation on any date after which the commencement of litigation would be barred by an applicable statute of limitations and any Party may at any time request from any court having jurisdiction, temporary injunctive relief to prevent irreparable harm or maintain the status quo. In such event, the Parties agree (except as prohibited by court order) to continue to participate in the ADR to its conclusion.

     22.8 FEES. The Neutral shall award the costs and expenses, including reasonable attorneys' fees, for resolution of the disputed item(s) to the Parties as the Neutral shall so determine. The Neutral shall be disqualified as a witness, consultant, expert or counsel for any Party with respect to the matters in dispute and any related matters.

     22.9 CONFIDENTIALITY. The ADR is a compromise negotiation for purposes of the Federal Rules of Evidence and state rules of evidence. The entire procedure is confidential. All conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of the ADR by any of the Parties, their agents, employees, representatives or other invitees to the ADR and by the Neutral, who is the Parties' joint agent for purposes of these compromise negotiations, are confidential and shall, in addition and where appropriate, be deemed to be work product and privileged. Such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible for any purposes, in any litigation or other proceeding involving the Parties and shall not be disclosed to anyone not an agent, employee, expert, witness, or representative for any of the Parties. Evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the ADR, and the Parties may request any discovery to which they would otherwise be entitled without regard to the documents or other discovery that occurred as part of the ADR.

                                   ARTICLE 23

                                  MISCELLANEOUS

     23.1 NOTICES. Any notice, request, instruction, consent or other document or communication to be given hereunder by either Party hereto to the other Party shall be in writing and delivered personally, by telecopy or sent by registered or certified mail or reputable overnight courier service, return receipt requested, postage prepaid, as follows:

     If to the Buyer:   DRS Technologies, Inc.
                        5 Sylvan Way
                        Parsippany, New Jersey 07054
                        Attention: Nina Laserson Dunn, Executive Vice President,
                        General Counsel and Secretary
                        Facsimile No.: (973) 898-0717

     With a copy to:    Skadden, Arps, Slate, Meagher & Flom LLP
                        Four Times Square
                        New York, New York 10036-6522
                        Attention: Jeffrey W. Tindell, Esq.
                        Facsimile No.: (212) 735-2000

     If to the Seller:  Eaton Corporation
                        1111 Superior Avenue
                        Cleveland, Ohio 44114
                        Attention: Office of Secretary
                        Facsimile  No.: (216) 479-7103

     With a copy to:    Squire, Sanders & Dempsey L.L.P.
                        127 Public Square
                        4900 Key Tower
                        Cleveland, Ohio 44114
                        Attention: Gordon S. Kaiser, Esq.
                        Facsimile No.: (216) 479-8780

or at such other address for a Party as shall be specified in writing by that Party. Any notice which is delivered personally or by telecopy to the addresses provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be deemed given to the entity to which it is addressed when received.

     23.2 WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof.

     23.3 CAPTIONS. The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement, nor affect in any way the meaning of the terms and provisions hereof.

     23.4 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto; PROVIDED, HOWEVER, that this Agreement may not be assigned by the Buyer without the express written consent of the Seller, except that the Buyer may assign all or part of its rights and obligations under this Agreement to one or more of its Subsidiaries, but any such assignment will not release Buyer of any of its obligations. In the event of a sale, transfer or other disposition of the Business by the Buyer, Seller's consent to the assignment of this Agreement is not required so long as such assignee is willing to assume the obligations of Buyer under this Agreement and Buyer is not otherwise relieved of any of its obligations under this Agreement.

     23.5 ENFORCEABILITY. If any provision of this Agreement as applied to any Party or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. The Parties intend this Agreement to be enforced as written. If any such provision, or part thereof, however, is held to be unenforceable because of the duration thereof or the area covered thereby, the Seller and the Buyer agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete the specific words or phrases, and in its amended form such provision shall then be enforceable and shall be enforced. If any provision of this Agreement shall otherwise finally be determined to be unlawful, then such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

     23.6 NO THIRD-PARTY BENEFICIARIES OR RIGHT TO RELY. Notwithstanding anything to the contrary in this Agreement, (a) nothing in this Agreement is intended to or shall create for or grant to any Third Party (including without limitation to any former, current or future employees or officers of any Party, any Subsidiary or any labor union) any rights whatever, as a Third Party beneficiary or otherwise, (b) no Third Party is entitled to rely on any of the representations, warranties, covenants or agreements contained herein, and (c) no Party hereto shall incur any liability or obligation to any Third Party because of any reliance by such Third Party on any representation, warranty, covenant or agreement herein.

     23.7 COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same agreement. A signature to this Agreement delivered by telecopy or other artificial means shall be deemed valid.

     23.8 GOVERNING LAW. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the local laws of the State of New York, without regard to principles of conflict of laws.

     23.9 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be applied against either Party.

     23.10 PUBLIC ANNOUNCEMENTS. Seller and Buyer agree that, from the date hereof through the Closing Date, no public release or announcement concerning the Transactions shall be issued without the prior consent of each party (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by any Requirement of Law or by any listing agreement with a national securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on

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

such release or announcement in advance of such issuance. Notwithstanding the foregoing, Seller shall provide Buyer access to, and facilitate meetings with, the employees of the Business for the purposes of making announcements concerning, and preparing for the consummation of, the transactions contemplated by this Agreement.

     23.11 CURRENCY/METHOD OF PAYMENT. Unless otherwise specifically provided herein, (a) all references to amounts of money shall be to lawful money of the United States, and (b) all payments of money to be made by the Buyer or the Seller, as the case may be, shall be made in immediately available funds.

     23.12 MISCELLANEOUS. As used in this Agreement, the Schedules, the Exhibits and the Related Agreements and as required by the context: the singular and plural shall be deemed to include each other and each gender, to include all genders; the terms herein, hereof, and hereunder or other similar terms refer to this Agreement or the Related Agreements, in which they appear as a whole and not only to the particular sentence, paragraph, subsection or section in which any such term is used except as expressly more specifically limited; and words and phrases defined in this Agreement have the same meaning in the Schedules, Exhibits and Related Agreements unless specifically provided to the contrary in any thereof.

     23.13 SUBSEQUENT LEGAL FEES. In the event any action or proceeding is initiated to enforce the terms and provisions of this Agreement, the Party prevailing in said action shall be entitled to its reasonable attorney's fees and costs as determined by the court.

     23.14 CONSENT TO SERVICE OF PROCESS. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against such Party when transmitted in accordance with the notice provision herein. Nothing contained herein shall be deemed to affect the right of any Party hereto to serve process in any manner permitted by law.

     23.15 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including all Schedules and Exhibits hereto, together with the Related Agreements and the Confidentiality Agreement between the Seller and the Buyer, constitute the sole understanding of the Parties with respect to the matters contemplated hereby and thereby and supersedes and renders null and void all other prior agreements and understandings between the Parties with respect to such matters. No amendment, modification or alteration of the terms or provisions of this Agreement, including all Schedules and Exhibits hereto, shall be binding unless the same shall be in writing and duly executed by the Party against whom such would apply.

               [Remainder of this Page Intentionally Left Blank.]
                            [Signature Page Follows.]

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

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered by its duly authorized representatives as of the date first written above.

                                              EATON CORPORATION

                                              BY:
                                                 -------------------------------
                                              Name:  David O' Loughlin
                                                     ---------------------------
                                              Title: Attorney-In-Fact
                                                     ---------------------------

                                              AND BY:
                                                     ---------------------------
                                              Name:  Harpreet Saluja
                                                     ---------------------------
                                              Title: Attorney-In-Fact
                                                     ---------------------------

                                              DRS TECHNOLOGIES, INC.

                                              BY:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                                                    SCHEDULE 1.1

                                   DEFINITIONS

(a)         "2002 EXECUTIVE INCENTIVE PAYMENTS" has the meaning set forth in
            Section 9.6(a).

(b) "ACCOUNTS RECEIVABLE" means all of the Business's trade and other accounts receivable owned by Seller excluding all accounts receivable, if any, that are owed to the Business by the Seller or by any Affiliate of the Seller and to the Business.

(c)         "ACQUIRED BUSINESS" has the meaning set forth in Section 7.10(c).

(d)         "ADR" has the meaning set forth in Section 22.2.

(e) "AFFILIATE" shall mean, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(f)         "AGREEMENT" means this Purchase Agreement.

(g)         "ANTITRUST LAW" has the meaning set forth in Section 9.7(c).

(h)         "ASSUMED LIABILITIES" has the meaning set forth in Section 3.1.

(i)         "ASSUMPTION AGREEMENT" has the meaning set forth in Section 3.1.

(j)         "AUTHORIZED INDIVIDUALS" has the meaning set forth in Section 22.1.

(k)         "BALANCE SHEET OBLIGATION" has the meaning set forth in Section
            9.10.

(l) "BENEFIT ARRANGEMENT" means an Employee Benefit Plan which is neither a Pension Plan nor a Welfare Plan.

(m)         "BONA FIDE THIRD PARTY CLAIM" has the meaning set forth in Section
            12.1(a).

(n)         "BUSINESS" has the meaning set forth in Recital A.

(o)         "BUYER" has the meaning set forth in the introductory paragraph.

(p)         "BUYER'S 401(k) PLAN" has the meaning set forth in Section
            10.3(c)(i).

(q)         "BUYER'S SERP PLAN" has the meaning set forth in Section 10.3(d)(i).

(r)         "BUYER'S BENEFIT ARRANGEMENT" has the meaning set forth in Section
            10.3(a)(i).

(s)         "BUYER'S OBLIGATION" has the meaning set forth in Section 9.10.

(t)         "BUYER'S PAYMENT OBLIGATION" has the meaning set forth in Section
            9.10.

(u)         "BUYER'S PENSION PLAN" has the meaning set forth in Section
            10.3(b)(i).

(v)         "BUYER'S WELFARE PLAN" has the meaning set forth in Section
            10.3(a)(i).

(w) "CAA" means the Clean Air Act, 42 U.S.C. Sections 7401, ET SEQ., as amended.

(x) "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, ET SEQ., as amended by, among other things, the Superfund Amendments and Reauthorization Act of 1986.

(y)         "CERTAIN PROPRIETARY RIGHTS" has the meaning set forth in Section
            2.4.

(z) "CLOSING" means the closing of the transactions contemplated by this Agreement.

(aa)        "CLOSING BALANCE SHEET" has the meaning set forth in Section 4.3(a).

(bb)        "CLOSING DATE" has the meaning set forth in Section 15.1.

(cc)        "CLOSING WORKING CAPITAL STATEMENT" has the meaning set forth in
            Section 4.3(a).

(dd) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, including the rules and regulations promulgated thereunder.

(ee)        "COLLECTIVE BARGAINING AGREEMENTS" has the meaning set forth in
            Section 5.18(b).

(ff)        "CONFIDENTIALITY AGREEMENT" has the meaning set forth in Section
            9.8.

(gg) "CONTRACTS" means all agreements, contracts and commitments of any sort whatsoever, whether written or oral, entered into in primarily or exclusively connection with the conduct of the Business, including, but not limited to, all purchase orders, sales orders, distributor agreements, franchise agreements, sales representation agreements, warranty agreements, service agreements, collective bargaining agreements and other contracts with labor unions, if any, employment and consulting agreements, guaranty agreements and confidentiality agreements.

(hh)        "CWA" means the Federal Water Pollution Control Act, 33 U.S.C.
            Sections 1251, ET SEQ., as amended.

(ii)        "DISCLOSED CONTRACTS" has the meaning set forth in Section 5.9(b).

(jj)        "DISPUTE" has the meaning set forth in Section 22.1.

(kk)        "DIVESTITURE" has the meaning set forth in Section 19.7(d).

(ll)        "DIVISION" has the meaning set forth in Recital A.

(mm) "DIVISION EMPLOYEE" means any individual employed by the Seller as of the Closing Date primarily or exclusively in connection with the conduct of the Business.

(nn)        "DOJ" has the meaning set forth in Section 9.7.

(oo)        "EAC" shall have the meaning set forth in Section 4.3(a)(ii).

(pp)        "EPIP" has the meaning set forth in Section 10.3(c)(i).

(qq)        "ESP" has the meaning set forth in Section 10.3(c)(i).

(rr)        "EFFECTIVE DATE" has the meaning set forth in Section 10.1.

(ss)        "ELIGIBLE CLAIM" has the meaning set forth in Section 19.3.

(tt) "EMPLOYEE BENEFIT PLAN" means each employee bonus, retirement, pension, profit sharing, stock option, stock appreciation, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life and other health and disability (whether provided by insurance or otherwise), severance, termination and other plan, program, arrangement, policy or payroll practice providing any remuneration or benefits (other than current cash compensation), including, without limitation, each ERISA Plan (other than a multiemployer plan within the meaning of Section 3(37) of ERISA) which is both (a) (i) maintained by the Seller or any Person that would be aggregated with, or treated as the same employer as, the Seller for any purpose under the Tax Code or ERISA (an "ERISA Affiliate") or (ii) to which the Seller or any ERISA Affiliate contributes or has contributed and (b) one under which any Division Employee participates or had accrued any rights or under which the Seller is liable in respect of a Division Employee with respect to his employment with the Division.

(uu)        "ENVIRONMENTAL LAWS" has the meaning set forth in Section 5.12.

(vv)        "ENVIRONMENTAL PERMITS" has the meaning set forth in Section
            5.12(a).

(ww) "EPCRA" means the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001, ET SEQ., as amended.

(xx) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including the rules and regulations promulgated thereunder.

(yy) "ERISA PLAN" has the meaning set forth in section 3(3) of ERISA with respect to Employee Benefits Plans which are subject to ERISA.

(zz)        "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

(aaa)       "EXCLUDED PROPRIETARY RIGHTS" has the meaning set forth in Sections
            2.2(b).

(bbb)       "EXECUTIVE PROGRAM" has the meaning set forth in Section 9.6.

(ccc)       "FACILITY" means any of the Business's facilities identified on
            Schedule 1.1(ccc).

(ddd) "FINANCIAL STATEMENTS" means each of the pro forma unaudited balance sheets and pro forma unaudited statements of income of the Business for the fiscal years ending December 31, 1999, December 31, 2000 and December 31, 2001, the pro forma unaudited balance sheet for the interim period ended as of the Interim Period End Date and the Interim Period Working Capital Statement.

(eee)       "FORWARD LOOKING DATA" has the meaning set forth in Section 6.7.

(fff)       "FTC" has the meaning set forth in Section 9.7(b).

(ggg) "GAAP" means generally accepted accounting principles in the United States of America.

(hhh) "GOVERNMENTAL AUTHORITY" means the United States, any other country, any national body (including the European Union), any state, province, municipality, or subdivision of any of the foregoing, any agency, governmental department, court, entity, commission, board, ministry, bureau, locality or authority of any of the foregoing, or any quasi-governmental or private body exercising any regulatory, Taxing, importing, exporting, or other governmental or quasi-governmental function or any arbitrator.

(iii) "GOVERNMENTAL ENTITY" means any government or any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, Federal, state, local, or foreign.

(jjj) "GOVERNMENT CONTRACT" means (i) any contract, agreement, lease or instrument relating to the Business with any Governmental Entity and
            (ii) any contract, agreement, lease or instrument relating to the Business entered into by the Seller or the Business as subcontractor (at any tier) in connection with a contract between a Third Party and any Governmental Entity.

(kkk)       "HAZARDOUS MATERIALS" has the meaning set forth in Section 5.12.

(lll) "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including the rules and regulations promulgated thereunder.

(mmm)       "HSR FILING" has the meaning set forth in Section 9.7(a).

(nnn) "INACTIVE EMPLOYEES" means those Division Employees who are temporarily absent from active employment by reason of disability (excluding long-term disability leave), illness, injury, workers' compensation, military leave, approved leave of absence or layoff, if any.

(ooo)       "INDEPENDENT ACCOUNTANT" has the meaning set forth in Section
            4.3(d).

(ppp)       "INDEMNIFIED LOSSES" has the meaning set forth in Section 19.1.

(qqq)       "INDEMNIFIED PARTY" has the meaning set forth in Section 19.3.

(rrr)       "INDEMNIFYING PARTY" has the meaning set forth in Section 19.4.

(sss)       "INTELLECTUAL PROPERTY" means

            (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, divisions, and reexaminations thereof;

            (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith,;

            (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith;

            (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);

            (v) computer software, including source code to the extent assignable, disks, documentation, operating manuals, related systems data, source programs, record layouts, program libraries, and any other documentation in those application areas that may pertain to any data processing system or operation; and

            (vi) all copies and tangible embodiments of any of the foregoing (in whatever form or medium);

                    which, in each case, including the rights granted from Seller to Buyer in the License Agreement to Buyer or this Agreement.

(ttt)       "INTERIM PERIOD END DATE" means February 28, 2002.

(uuu) "INTERIM PERIOD WORKING CAPITAL STATEMENT" shall have the mean set forth in Section 4.3(g).

(vvv) "INVENTORY" means, with respect to the Business, all of the inventory of raw materials, work-in-process, finished goods, packaging, supplies and spare parts, as the same shall exist on the Closing Date, whether in the possession of, in transit to or from the Business or held by any third party.

(www) "LAW" means all statutes; regulations; by-laws, codes; ordinances; decrees; rules; judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings, or awards; policies; voluntary restraints; guidelines; directives; agreements with, requirements of, or instructions by any Governmental Authority; and general principles of common or civil law and equity.

(xxx)       "LEASED REAL PROPERTY" has the meaning set forth in Section 2.1(c).

(yyy)       "LICENSE AGREEMENT" has the meaning set forth in Section 2.4.

(zzz) "LIEN" means any lien, mortgage, charge, pledge, security interest, restriction on transferability, easement, defect of title or other claim, easement, encroachment or other encumbrance of any nature whatsoever on any Real Property or Personal Property or property interest.

(aaaa)      "LITIGATION CONDITION" has the meaning set forth in Section 19.5(a).

(bbbb)      "LOSSES" has the meaning set forth in Section 12.1(a).

(cccc) "MATERIAL ADVERSE EFFECT" means (a) any effect that is, or may reasonably be likely to be, materially adverse to the Transferred Assets taken as a whole or materially adverse to the Business, or results of operations of the Business taken as a whole, or (b) any effect that would in the aggregate, materially impair, hinder or otherwise materially affect the ability of the Seller or the Buyer, as the case may be, to effect the Closing, to perform any of their material obligations under this Agreement or any of the Related Agreements, other than (y) any effect arising out of or resulting from general industry, general economic, general regulatory or general capital market conditions or (z) any general reduction in military planning and spending by the U.S. Government or its agencies.

(dddd)      "MILWAUKEE PROPERTY" has the meaning set forth in Section 11.3.

(eeee)      "NEUTRAL" has the meaning set forth in Section 22.3.

(ffff)      "NON-TRANSFERABLE ASSETS" has the meaning set forth in Section 2.3.

(gggg)      "NON-UNION DIVISION EMPLOYEES" has the meaning set forth in Section
            10.1.

(hhhh)      "NOVATION AGREEMENT" has the meaning set forth in Section 7.11.

(iiii) "OPEB OBLIGATIONS" means, in connection with the preparation of the Closing Balance Sheet only, the accumulated postretirement benefit obligation as defined in Statement of Financial Accounting Standards No. 106 (FAS 106) as of the Closing Date. The OPEB Obligations shall be measured using the actuarial assumptions adopted by Seller for its retiree welfare plan for purposes of the measurements required for Seller's annual financial statements as of December 31, 2001.

(jjjj) "OFF-SITE PRE-CLOSING DISPOSAL LIABILITIES" has the meaning set forth in Section 12.b(b)(ii).

(kkkk) "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. Sections 651, ET SEQ.

(llll)      "OTHER TRANSFERRED ASSETS" has the meaning set forth in Section
            2.1(n).

(mmmm)      "OWNED REAL PROPERTY" has the meaning set forth in Section 2.1(b).

(nnnn) "PARTY" means the Buyer or the Seller, referred to individually, and "Parties" means the Buyer and the Seller referred to collectively.

(oooo) "PBGC" means the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA.

(pppp)      "PBO" has the meaning set forth in 10.3(f).

(qqqq) "PENSION PLAN" means the Employee Benefit Plan which is a pension plan within the meaning of Section 3(2) of ERISA and which covers Division Employees.

(rrrr)      "PERMITS" has the meaning set forth in Section 2.1(j).

(ssss) "PERSON" means an individual, corporation, limited liability company, partnership, association, estate, trust, unincorporated organization, governmental or quasi-governmental agency or body or other entity or organization.

(tttt) "PERSONAL PROPERTY" means all of the personal property, including, without limitation, all machinery, equipment, computer hardware, vehicles, tools, dies, repair and replacement parts, office furniture, fixtures and equipment used primarily or exclusively in the conduct of the Business, except to the extent disposed of in the ordinary course of business prior to the Closing Date, and such additional items as are

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            acquired in the ordinary course of business prior to the Closing
            Date, in each case consistent with the terms and conditions of this Agreement.

(uuuu)      "PERSONAL PROPERTY LEASES" means all leases covering any Personal
            Property.

(vvvv) "PERSONAL PROPERTY PERMITTED EXCEPTIONS" has the meaning set forth in Section 5.7.

(wwww)      "PHASE I INVESTIGATION" has the meaning set forth in Section
            12.1(b).

(xxxx) "PRIME RATE" means the rate per annum equal to the publicly announced prime commercial lending rate of KeyBank National Association (or any successor thereof) in effect from time to time, changing as such publicly announced rate changes, effective as of the date KeyBank National Association publicly announces each change.

(yyyy)      "PROPRIETARY RIGHTS" has the meaning set forth in Section 2.1(h).

(zzzz)      "PURCHASE PRICE" has the meaning set forth in Section 4.1.

(aaaaa) "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901, ET SEQ., as amended.

(bbbbb) "REAL PROPERTY" means the Owned Real Property and the Leased Real Property, collectively.

(ccccc)     "REAL PROPERTY PERMITTED EXCEPTIONS" has the meaning set forth in
            Section 5.6(a).

(ddddd) "RELATED AGREEMENTS" means the related agreements contemplated by this Agreement including those attached to this Agreement as Exhibits.

(eeeee)     "RELEASE" has the meaning set forth in Section 5.12.

(fffff)     "REIMBURSABLE LOSS" has the meaning set forth in Section 12.1(a).

(ggggg)     "REMEDIATION STANDARD" has the meaning set forth in Section 5.12.

(hhhhh)     "RETAINED LIABILITIES" has the meaning set forth in Section 3.2.

(iiiii)     "SAFETY LAWS" has the meaning set forth in Section 5.21.

(jjjjj)     "SELLER" has the meaning set forth in the introductory paragraph.

(kkkkk) "SELLER'S ACCOUNTING PRINCIPLES" means the accounting principles used by the Seller in preparing the Financial Statements which principles are in accordance with GAAP except as set forth on
            SCHEDULE 1.1(kkkk), consistently applied.

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(lllll)     "SELLER'S KNOWLEDGE" means the actual knowledge of the individuals set forth on SCHEDULE 1.1(llll).

(mmmmm)     "SELLER'S REIMBURSEMENT OBLIGATION" has the meaning set forth in
            Section 9.10.

(nnnnn)     "SETTLEMENT" has the meaning set forth in Section 9.7(c).

(ooooo)     "SETTLEMENT DATE" has the meaning set forth in Section 4.3(f).

(ppppp)     "SERVICES AGREEMENTS" has the meaning set forth in Section 9.1.

(qqqqq)     "SHARED LIABILITIES" has the meaning set forth in Section 3.3.

(rrrrr) "SOFTWARE" means computer software, including source code, disks, documentation, operating manuals, related systems data, source programs, record layouts, program libraries, and any other documentation in those application areas that may pertain to any data processing system or operation.

(sssss) "SUBSIDIARY" means any corporation, the capital stock of which represents more than 50% of the general voting power under ordinary circumstances of such corporation, which is directly or indirectly owned or controlled by another corporation.

(ttttt)     "SUPPLY AGREEMENT" has the meaning set forth in Section 9.9(a).

(uuuuu)     "SURVEYS" has the meaning set forth in Section 11.1.

(vvvvv)     "SWDA" has the meaning set forth in Section 5.12.

(wwwww) "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other Tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(xxxxx)     "TAX CODE" means the Internal Revenue Code of 1986, as amended.

(yyyyy) "TERMINATION DATE" means the date 90 days after the date of this Agreement.

(zzzzz)     "THRESHOLD AMOUNT" has the meaning set forth in Section 19.3.

(aaaaaa) "THIRD PARTY" means any Person not a signatory to this Agreement other than a Buyer Subsidiary.

(bbbbbb)    "THIRD PARTY CLAIMS" has the meaning set forth in Section 19.5(a).

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(cccccc)    "TITLE REPORTS" has the meaning set forth in Section 11.1.

(dddddd) "TRANSACTION" means the transactions contemplated by this Agreement and the Related Agreements.

(eeeeee)    "TRANSFER AMOUNT" has the meaning set forth in Section 10.3(b)(iii).

(ffffff) "TRANSFER AMOUNT ADJUSTMENT" has the meaning set forth in Section 10.3(b)(iii).

(gggggg)    "TRANSFERRED ASSETS" has the meaning set forth in Section 2.1.

(hhhhhh)    "TRANSFERRED EMPLOYEES" has the meaning set forth in Section 10.1.

(iiiiii)    "TRANSFERRED PROPRIETARY RIGHTS" has the meaning set forth in
            Section 2.5.

(jjjjjj) "TRANSFERRED PROPRIETARY RIGHTS AGREEMENT" has the meaning set forth in Section 2.5.

(kkkkkk) "TRANSFERRED SERP PARTICIPANT" has the meaning set forth in Section 10.3(d)(i).

(llllll)    "TRANSFERRED UNION DIVISION EMPLOYEE" as the meaning set forth in
            Section 10.9.

(mmmmmm) "TSCA" means the Toxic Substances Control Act, 15 U.S.C. Sections 52601, ET SEQ., as amended.

(nnnnnn)    "WARN" means the Worker Adjustment and Retaining Act.

(oooooo)    "WARRANTY PRODUCT" shall have the meaning set forth in Section 9.10.

(pppppp) "WELFARE PLANS" means the Employee Benefit Plans which are welfare plans within the meaning of Section 3(1) of ERISA and which covers Division Employees.